UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/26/2010

Commission file number: 000-53632

Multisys Language Solutions, Inc.

(Exact name of Registrant as specified in its Charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)

(406) 442-9444

(Registrant’s telephone number)

8045 Dolce Volpe Ave., Las Vegas, NV 89178

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This document contains forward-looking statements which reflect the views of Multisys Language solutions, Inc., and the members of management with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our Company.  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “expects”, “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” “targets” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.  We undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following:  general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services, and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  You should consider carefully the statements in the section below entitled “Risk Factors” and other sections of this report, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.  We do not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	4

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	4

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES	4

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT	5
	Business	5
	Acquisition of Assets	6
	Risk Factors	16
	Financial Information	25
	Properties	32
	Security Ownership of Certain Beneficial Owners and Management	32
	Directors and Executive Officers	33
	Executive Compensation	36
	Certain Relationships and Related Transactions, and Director Independence	37
	Legal Proceedings	39
	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	39
	Recent Sales of Unregistered Securities	40
	Description of Registrant’s Securities to be Registered	41
	Indemnification of Directors and Officers	43
	Financial Statements and Supplementary Data	44
	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	44

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	44

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.	45

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	45

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	45

	SIGNATURES	73

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 26, 2010, Multisys Language Solutions, Inc. (“Multisys”) and Multisys Acquisition, a wholly owned subsidiary of Multisys, exercised an option that it had been granted pursuant to an Option to Purchase Assets Agreement on  June 11, 2010, between Multisys, Multisys Acquisition, and Holms Energy, LLC under which Holms Energy agreed to grant Multisys Acquisition an option to exercise an Asset Purchase Agreement to assign all right, title, and interest of specific Holms Energy owned assets to Multisys Acquisition, with Holms Energy members holding a controlling interest in Multisys as a result of the exercise of the option..  The option was exercised when parties entered into an Asset Purchase Agreement, attached to this Form 8-K as Exhibit 10.1  The Asset Purchase Agreement related to the acquisition of:  1) certain Holms Energy mineral rights in oil and gas rights on approximately 6,000 gross acres and 1,600 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota (the “Holms Property”); 2) potential production royalty income from wells to be drilled on the property whose mineral rights are owned by Holms Energy; and 3) the transfer of all right, title and interest to an Option to Purchase the Greenfield Mineral Rights entered into between Holms Energy and Rocky and Evenette Greenfield dated June 18, 2010 related to purchasing additional mineral rights and production royalty income on the Holms Property for $1,649,000  Under the Asset Purchase Agreement, Multisys Acquisition paid Holms Energy $100,000, issued Holms Energy 40,000,000 shares of restricted common stock, and granted to Holms Energy a 5% overriding royalty on all revenue generated from the Holms Property for ten years from the date of the acquisition closing.  With the issuance of the 40,000,000 shares to the Holms Energy members, they own a controlling interest in Multisys.  Holms Energy disburses 40,000,000 shares to its members on a ratable ownership basis.  Please see Item 5.01 - Changes in Control of Registrant, in the Business section under “Acquisition of Assets” below, which is incorporated herein by reference.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 - Entry Into a Material Definitive Agreement, Item 3.02 - Unregistered Sales of Equity Securities, and Item 5.01 - Changes in Control of Registrant in the Business section under “Acquisition of Assets” and “Unregistered Sales of Equity Securities”, which are incorporated herein by reference.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES.

On November 26, 2010, Multisys issued 6,180,000 shares of its restricted common stock to 25 accredited investors and three non-accredited investors, at $.25 per share in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  Shares were offered in $.50 Units consisting of two shares of common stock and one Stock Purchase Warrant to purchase one share of common stock at $.50 for three years, callable at $0.01 per share at any time after July 31, 2011, if the underlying shares are registered, and the common stock trades for 20 consecutive trading days at an average closing sales price of $.75 or more.  The gross proceeds from the private placement offering was $1,545,000.

The private placement offering was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and Section 4(2) of the Securities Act.  The purchasers of the shares were provided with a private placement memorandum as well as copies of our Form 10-K filed on March 31, 2010 and our Form 10-Q for the quarter ended March 31, 2010, our Form 10-Q for the quarter ended June 30, 2010 filed on May 19, 2010.   We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that they were capable of evaluating the merits and risks of the investment.  The recipients had the opportunity to speak with our officers and directors prior to their investment decisions.

The net proceeds to us from the sale of the 6,180,000 shares, after deducting the  expenses of the offering and assuming that the maximum permitted commissions and non-accountable allowances are paid, are estimated to be approximately $1,400,000.  $80,000 was paid out in finder’s fees pursuant a consulting contract for identifying potential investors that amounted to $800,000 invested in the private placement offering.  We used the funds from the private placement approximately as follows, (i) $400,000 was allotted to Holms Energy in exchange for the Greenfield mineral rights; (ii) $100,000 was used for the acquisition of the Holms Energy assets; (iii) 80,000 was paid in finder’s fee consulting contracts; and (iv) The balance of $820,000 was allocated to cover costs of the fundraising and acquisitions, and general working capital purposes.  Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, or other similar short-term, interest bearing investments.

Under the Asset Purchase Agreement, Multisys Acquisition paid Holms Energy $100,000, issued Holms Energy 40,000,000 shares of restricted common stock, and granted to Holms Energy a 5% overriding royalty on all revenue generated from the Holms Property for ten years from the date of the acquisition closing.  With the issuance of the 40,000,000 shares to the Holms Energy members, they own a controlling interest in Multisys.  Holms Energy disburses 40,000,000 shares to its members on a ratable ownership basis.  See Item 5.01 - Changes in Control of Registrant, “Recent Sales of Unregistered Securities” below, which is incorporated herein by reference.

The issuance of the shares to the members of Holms Energy, LLC was exempt from registration pursuant to Rule 505 of Regulation D under the Securities Act of 1933 and Section 4(2).  The members of Holms Energy were the members of Holms Energy, LLC will be provided with copies of our Form 10-K filed on March 31, 2010 and our Form 10-Q for the quarter ended March 31,

2010, our Form 10-Q for the quarter ended June 30, 2010 filed on May 19, 2010 and a copy of our definitive Schedule 14A.  In addition they will each sign investor representation letters indicating that they are sophisticated investors who have the experience and resources to assess the valuation of the transaction and undertaking not to sell their shares without an applicable exemption from registration.

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

After the closing of the Asset Purchase Agreement on November 26, 2010 which involved, in part, the issuance of 40 million (40,000,000) shares of Multisys common stock to Holms Energy, which will be broken down and subsequently transferred to the members of Holms Energy at their discretion.  Please see Item 1.01 - Entry into a Material Agreement above, which is incorporated herein by reference.  The members of Holms Energy hold in aggregate approximately 76.22% of the outstanding shares of common stock of Multisys after the issuance of 6,180,000 shares to investors in the Multisys private placement offering completed on November 26, 2010.  The pre-private placement stockholders of Multisys, who held 6,297,500 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by Multisys to Holms Energy, and became minority shareholders in Multisys.  After the closing of the transaction, based on an informal agreement in place, the current directors of Multisys appointed the nominees designated by Holms Energy, LLC as members of the board of directors of Multisys on December 1, 2010.  Subsequently, the current officers and directors of Multisys resigned their positions at Multisys, clearing the way for the appointment of new executive officers by the new board of directors of Multisys.

See Item 5.02 - Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer below, which is incorporated herein by reference.

We are providing the following information in connection with a change in control of our company.

BUSINESS

Since our formation on June 6, 2008, under the laws of the State of Nevada, Multisys Language Solutions, Inc. (“Multisys”) was organized to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China, Hong Kong Special Administrative Region of PRC, Macao Special Administrative Region of PRC, and Taiwan pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the territory.  We funded our initial working capital needs through a private placement offering of common stock in September 2008 with gross proceeds of $109,250.

Since our inception to September 30, 2010, we have only generated approximately $7,692 of revenues from our distribution and sales business, while incurring a loss of approximately $140,842.  Because we were unable to develop our interactive multimedia language education business into a financially viable business, the board of directors decided to redirect our business and to acquire oil and gas rights via an option to purchase certain oil and gas rights from Holms Energy, LLC, (“Holms Energy”), a private Nevada company.  On June 11, 2010, Multisys and Multisys Acquisition, Inc., (“Multisys Acquisition”) its wholly-owned Nevada subsidiary, entered into that certain Option to Purchase Assets Agreement between Holms Energy and Multisys Acquisition, pursuant to which Holms Energy agreed to grant Multisys Acquisition an option to purchase certain oil and gas production royalty rights on land in North Dakota.  To exercise its rights under the Asset Purchase Agreement on November 26, 2010, Multisys completed the minimum private placement contingency and Multisys paid Holms Energy $100,000, issued forty million (40,000,000) shares of common stock to them, and granted them a 5% overriding royalty on all revenue generated from the gas and oil production royalty rights for ten years purchased from Holms Energy.

On November 26, 2010, we closed a private placement in the amount of $1,545,000 that issued 6,180,000 shares at $0.25 per share and 3,090,000 three-year warrants exercisable for 3,090,000 shares at $.50 per share, callable at $0.01 per share at any time after November 26, 2011, if the underlying shares are registered, and the common stock trades for 20 consecutive trading days at an average closing sales price of $0.75 or more,.  We concurrently exercised the option with Holms Energy and executed an Asset Purchase Agreement by and between Multisys, Holms Energy, and Multisys Acquisition in order to acquire certain interests in mineral rights and assets from Holms Energy.  Upon entering the acquisition of assets, the members of Holms Energy controlled approximately 76.2% of our 52,477,500 outstanding shares of common stock.  Concurrently with the acquisition closing with Holms Energy, we have abandoned and are attempting to sell our prior business.  Effective December 10, 2010, we are changing our name to “Bakken Resources, Inc.” (BRI).

 On December 1, 2010, after the closing of the Asset Purchase Agreement transaction with Holms Energy, LLC, our board of directors elected the following persons, who were nominees of Holms Energy, as members of the board of directors of Multisys: Val M. Holms, Kent L. Jensen, Karen S. Midtlyng, David E. Boleneus, and Frank H. Blair.  The biographical information concerning these elected directors are included in Item 5.01 under Directors and Executive Officers below.  Subsequently, also on December 1, 2010, the following officers and directors of Multisys resigned their positions at Multisys: Janelle Edington, Director, President and Chief Executive Officer; Raymond Kuh, Director, Chief Financial Officer, Secretary and Treasurer; Christopher Wetzel, Director and Vice President.  On December 1, 2010, the new board of directors appointed the following executive officers:  Val M. Holms, President and Chief Executive Officer; Kent L. Jensen, Chief Financial Officer, Treasurer; and Karen S. Midtlyng, Secretary.  The

biographical information concerning these appointed executive officers are included in Item 5.01 under Directors and Executive Officers below.

The net proceeds of the recently completed private placement were primarily used to exercise the option to purchase Holms oil and gas rights, and the remaining funds will be used for working capital, payment of finder’s fees, to acquire mineral rights and interests in existing oil and gas leases from other third parties, to participate in joint venture drilling programs primarily in Eastern Montana, Western North and South Dakota, with primary interest in the Bakken Formation, and for other general corporate purposes of Multisys.

We will focus on evolving into a growth-orientated, newly reorganized, early stage, independent energy company engaged in the acquisition, exploration, exploitation, and development of oil and natural gas properties; focusing our activities exclusively in the Williston Basin, a large sedimentary basin in eastern Montana, western North and South Dakota and southern Saskatchewan known for its rich deposits of petroleum and potash  Through the recent acquisition from Holms, Multisys owns certain mineral rights underlying approximately 6,000 acres located approximately 8 miles southeast of Williston, ND.

Operations

We plan to structure our operations in such a way as to keep our capital expenditures and administrative expenses to a minimum.  Overhead and staff will be kept to a minimum and the majority of operational duties will be outsourced to consultants and independent contractors.  We currently have no employees, but we expect to eventually hire three to five employees, commensurate with the development of our business.  We believe that most operational responsibilities can be handled by the officers and directors, and through the working partnership of other consultants.  Two of our officers will draw salaries in the future, Val M. Holms, our CEO, and Karen Midtlyng, our Secretary.  Our other officers and directors may be retained on an as needed basis and will be paid an hourly rate of to be determined by the Board and reimbursed any out of pocket expenses.

ACQUISITION OF ASSETS

Asset Purchase Agreement

On June 11, 2010, Multisys, Multisys Acquisition, and Holms Energy, LLC entered into an Option to Purchase Assets Agreement, pursuant to which Holms Energy agreed to grant Multisys Acquisition an option to exercise an Asset Purchase Agreement to assign all right, title, and interest of specific Holms Energy owned assets to Multisys Acquisition, with Holms Energy members holding a controlling interest in Multisys as a result of the exercise of the option.  The option was exercised on November 26, 2010 and the Asset Purchase Agreement was entered into on November 26, 2010 by paying the consideration to Holms Energy detailed in the Asset Purchase Agreement.  Under the Asset Purchase Agreement, Multisys Acquisition paid Holms Energy $100,000, issued Holms Energy 40,000,000 shares of restricted common stock, and granted to Holms Energy a 5% overriding royalty on all revenue generated from the Holms Property for ten years from the date of the acquisition closing.  With the issuance of the 40,000,000 shares to the Holms Energy members, they own a controlling interest in Multisys.  Holms Energy disburses 40,000,000 shares to its members on a ratable ownership basis.

The Asset Purchase Agreement related to the acquisition of:  1) certain Holms energy mineral rights in oil and gas rights on approximately 6,000 gross acres and 1,600 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota (the “Holms Property”); 2) potential production royalty income from wells to be drilled on the property whose mineral rights are owned by Holms Energy; and 3) the transfer of all right, title and interest to an Option to Purchase the Greenfield Mineral Rights entered into between Holms Energy and Rocky and Evenette Greenfield dated June 18, 2010 related to purchasing additional mineral rights and production royalty income on the Holms Property for One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars (the “Greenfield Option”) (altogether the (“Asset Acquisition’).  The Greenfield Option was subsequently exercised by Holms Energy on November 12, 2010, and those Greenfield Mineral Rights were acquired by Multisys Acquisition through the Asset Purchase Agreement with Holms Energy.  Holms Energy exercised the Greenfield option and executed the Asset Purchase Agreement on the Greenfield Mineral Rights on November 12, 2010 using $385,000 of a $485,000 one month non-interest bearing loan from Multisys to complete the initial payment of $400,000, of which $15,000 was already paid by Holms Energy.  The collateral for the loan was the Greenfield Mineral Rights.  Under the terms of the loan from Multisys to Holms Energy, Holms Energy, in conjunction with the entry into the Asset Purchase Agreement on November 26, 2010, assigned the Greenfield mineral rights to Multisys Acquisition in exchange for forgiveness of $385,000 of the loan.  The other $100,000 of the loan was to be applied to the Asset Purchase Agreement between Multisys and Holms Energy, and on November 26, 2010, that $100,000 was applied to the Asset Purchase Agreement and the loan was forgiven.  After exercise of the option and executing the asset purchase agreement with Holms Energy, Multisys Acquisition will purchase the gas and oil production royalty rights of Rocky and Evenette Greenfield for an aggregate of $1,249,000 plus interest as follows:  installment payments in the amount of $120,000 per year plus interest at 5% per annum for 8 years and a balloon payment in the amount of $299,000.

Securities issued to the members of Holms Energy are “restricted securities” that cannot be immediately publicly traded, whereas the registered shares of the publicly held company can be publicly tradable.  This liquidity difference is a distinct advantage to the pre-acquisition of stockholders of Multisys over the Holms Energy stockholders.

Change of Control of Multisys Language Solutions, Inc.

After the closing of the Asset Purchase Agreement on November 26, 2010 which involved, in part, the issuance of 40 million (40,000,000) shares of Multisys common stock to Holms Energy, which will be broken down and subsequently transferred to the members of Holms Energy at their discretion.  The members of Holms Energy hold in aggregate approximately 76.22% of the outstanding shares of common stock of Multisys after the issuance of 6,180,000 shares to investors in the Multisys private placement offering completed on November 26, 2010.  The pre-private placement stockholders of Multisys, who held 6,297,500 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by Multisys to Holms Energy, and became minority shareholders in Multisys.  After the closing of the transaction, based on an informal agreement in place, the current directors of Multisys appointed the nominees designated by Holms Energy, LLC as members of the board of directors of Multisys on December 1, 2010.  Subsequently, the current officers and directors of Multisys resigned their positions at Multisys, clearing the way for the appointment of new executive officers by the new board of directors of Multisys.  Pursuant to the authorization from Multisys stockholders for the amendment of the articles of incorporation of Multisys at a special meeting of stockholders, Multisys will change its corporate name to Bakken Resources, Inc. on December 10, 2010 to reflect its new business focus.

Holms Assets

Holms Energy, LLC owned oil and gas rights equal to a 5.66% average landowner royalty interest related to the Holms Property, approximately 6,000 gross acres and 3,000 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota.  There are 14 separate and original mineral leases executed between Val M. and Mari P. Holms (the managing members of Holms Energy, LLC) and from two other owners of mineral rights on the Holms Property, Rocky and Evenette Greenfield, and a third party, pursuant to 14 separate mineral leases granted or amended between September 9, 2009 and December 10, 2009, whereby: 1) Oasis Petroleum, Inc., 2) Brigham Resources, and 3) Texon L.P. (collectively “Holms Property Lessees”) purchased the rights to explore, drill and develop oil and gas on the Holms Property.  Oasis Petroleum, Inc., pursuant to the terms and conditions of the leases, is required to drill nine wells in the Holms Property Bakken Formation before December 31, 2011 in order to retain the leases and keep them in good standing.

The Holms Energy mineral rights constitute the right to 5.66% of the oil and gas production (~6 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees).  Val M. and Mari P. Holms assigned their Holms Mineral Rights to Toll Reserve Consortium, Inc., who in turn transferred the same rights to Holms Energy in June 2010, subject to the existing 14 mineral leases granted to the Holms Property Lessees.  This includes the rights to potential oil and gas revenue from production royalties from the surface down to and including the oil shale bearing Bakken Formation, in the event commercial gas and oil is discovered by any of the Holms Property Lessees.  Holms Energy entered into an option agreement with Rocky and Evenette Greenfield to purchase 50% of 1/3 (1/6th total) of the mineral rights pertaining to the Holms property, which drilling rights were previously granted to the Holms Property Lessees pursuant to a lease agreement between the parties granted to the Holms Property Lessees.  Holms Energy exercised the option with the Greenfields on November 12, 2010 and entered into an asset purchase agreement with them on that day for purchasing 2.83% of their interest.  This interest was passed to Multisys upon the entering of Multisys into the Asset Purchase Agreement with Holms Energy.

In general, our lease agreements stipulate that the original three mineral owners, on a collective basis will receive a 17% production royalty, or 5.66% each.  Val M. Holms and his spouse, Mari P. Holms, owned 5.66% until Multisys acquired all interest in those production royalty interest, the Greenfields owned 5.66% and now own 2.83% after Multisys acquired the other 2.83% from Holms Energy, and a private third party continues to own the other 5.66%.  Multisys now owns a total of 8.5% production royalty interest.  The landowner royalty interest is the revenue royalty paid by the contracted oil drilling company (Oasis Petroleum for example) on whatever oil and gas revenue they generate from the particular lease.  If Oasis Petroleum generates $100,000 in oil and gas revenue from acreage subject to the Multisys landowner royalty of 8.5%, Multisys would receive in royalty payments of $8,500.  Pursuant to the 5% overriding royalty interest on all oil and gas revenue received by Multisys from the assets purchased from Holms Energy, Holms Energy would receive a 5% royalty payment of $425 from Multisys.

Once a well is drilled and production established, of which there is no assurance, the well is considered “held by production,” meaning the lease continues as long as oil is being produced.  Other locations within the drilling unit created for a well may also be drilled at any time with no time limit as long as the lease is held by production.  The vast majority of our mineral rights, option to purchase mineral rights and ownership in leases acquired from Holms Energy remain in good standing pursuant to the terms and conditions of the existing leases with the Holms Property Lessees.  We believe that given the pace of drilling in the recent period there should be no instances in which the drilling obligations of the Holms Property Lessees pertaining to our leases will not be completed on a timely basis.  We believe that the Holms Property Lessees will be able to accomplish their goals related to the terms and condition of the leases granted to them.

To date no wells have been drilled into the Bakken Formation on the Holms Property and no oil and gas production royalty income has been generated from the Bakken Formation on the Holms Property.  We do not and will not own any physical real estate.  All of our mineral rights that comprise our acreage positions are established using industry-standard terms that have been established and engrained in the oil and gas industry for many years.  The leases were originally granted by Val M. and Mari Holms.  Val M. Holms is the current majority owner of Multisys.

Oasis Petroleum, Inc. received approval for seven spacing units to drill wells in the Bakken Formation that encompass part of Holms’ Property.  Multisys owns an average 8.5% royalty on all oil and gas produced on the 3,000 net mineral acres.  We believe that we are able to create value via strategic acreage acquisitions and convert that value, or portion thereof, into production by utilizing and investing with experienced industry partners specializing in the specific areas of interest.

Description of Property

There are 14 independent executed oil leases on various parcels of land constituting the Holms Property which are not all contiguous.  The original mineral rights were owned by Val M. Holms, Evenette Greenfield, and a third party, each owning an undivided 33 1/3% interest.  Each of the three mineral rights owners have executed the 14 leases with three oil companies.  The average "landowner’s royalty" for the 14 leases is approximately 17%, so each of the three owners has a beneficial net ownership interest in the royalty income from all oil and gas produced equal to 5.66%.  In this case one of the three owners, Val and Mari Holms, have assigned all right, title and interest to their mineral rights to Holms Energy, LLC.  Holms Energy then acquired an option to purchase an undivided 50% interest of the mineral rights owned by Rocky and Evenette Greenfield (another 2.83%).  Holms Energy exercised the option and entered into an asset purchase agreement on November 12, 2010 with the Greenfields, therefore, Holms conveyed its rights under the option with Multisys and Multisys became the owner of the 2.83% Greenfield interest.

Pursuant to the North Dakota Oil and Gas Commission, long radius deep horizontal multi-stage fracking wells in the Bakken Formation must be permitted in spacing unit of not less than 1,240 acres (two sections), each section containing 640 acres.  The spacing units have to be approved and permitted in advance of drilling by the North Dakota Oil and Gas Commission.  When a horizontal well is drilled in the area where the subject property is located, they typically drill down about 8,000 vertical feet and then utilize directional drilling to flatten the hole to 90 degrees and drill horizontally down the oil and gas producing formation.  Horizontal directional drilling provides more contact area to the oil bearing formation than a typical vertical well.  This method of drilling is referred to as an enhanced oil recovery method.

There are currently two producing oil and gas wells and one shut-in well on the Holms Property.  These wells are currently producing on a limited basis from the Mission Canyon Formation.  These wells were drilled in the 1980’s and the mineral rights and production royalties from the Mission Canyon Formation have been retained by the mineral owners.  Holms Energy’s and the Greenfield’s interests in this formation were not subject to or part of the Options to Purchase or the Asset Purchase Agreements.  It is assumed that the current Holms property lessees are not interested in conducting any additional exploration or drilling in the Mission Canyon Formation because of this historically small production from this formation, which is several thousand feet above the Bakken Formation.  In the event the existing Lessees drill to the Bakken Formation any production royalties will inure to the benefit Multisys.

Some of our acreage is subject to joint venture and drilling agreements between Oasis Petroleum, Inc. and Continental Resources, Inc.  Oasis and Continental filed jointly for and were granted approval for one spacing unit, Brigham Resources, Inc. received approval for one spacing unit and Oasis Petroleum, Inc. received approval for six allowances by the North Dakota Oil and Gas Commission to drill eight wells in the Bakken Formation, which a portion of the Holms Property has been included in each of the eight approved spacing units.

Description of Oil Leases

As described in detail in the following table entitled Description of Property and Leases, there are 14 oil and gas leases with three different oil companies involving the Holms Property, with Oasis Petroleum having 11 leases, Brigham Resources 2 leases and 1 lease with Texon L.P.  Each of Holms Energy, Rocky and Evenette Greenfield, and third party have entered into leases with the three oil companies..  The leases have lease periods of between 3 and 8 years with starting dates from March 2003 to December 2009.  All but three of the leases have landowner royalties payable by the oil company lessees on gross proceeds from oil and gas production of 17%, with each of the three landowners having rights to 5.66% of the royalty.

DESCRIPITON OF PROPERTY AND LEASES

Legal	Lease	Gross	Net	Original	Current	Total Royalty	Greenfield Percentage	Holms	TOTAL	Drilling
Description	Period	Acres	Acres	Leasee	Leasee	Percentage	to Multisys	Percentage	To Multisys	Commitment
151N, R100W, Sec 5: Lots 3, 4, S1/2NW4, SW4 NE4, W2SE4	12/10/09-12/10/12	280.8	23.5	Armstrong	Armstrong	17%	2.833%	5.666%	8.499%	YES
152N, R100W Sec 29: NE, N2NW	11/24/08-11/24/11	800	83.92	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R101W, Sec 24: SW	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 25: NWNE, S2NE, N2NW, SENW, NESW, N2SE, SESE	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 22: W2, SE	7/14/08-7/14/11	480	104.38	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 7: Lot 1, Lot 2, E2NW4, NE4	3/1/05-3/1/12	307.08	100.91	Sundance	Oasis Petroleum	17.5%	2.833%	5.666%	8.499%
152N, R100W, Sec 17: W2SW	9/9/03-9/9/11	2227.22	491.81	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 19: Lots 1, 2, E2NW, NE	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec:7: Lots 3(33.63), 4(33.59), E2SW, SE Plus all accretions and riparian rights	“			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 20 All	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 21 All	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 24: SW4	BEERS WELL P & A	160.68	4.06	Empire Oil	Oasis Petroleum	17%	0.05%	0.10%	0.15%	No
152N, R101W, Sec 26: SW4	4/8/08-4/8/11	153.68	4.62	Diamond Res.	Bringham	17%	2.833%	5.666%	8.499%	YES
152N, R101W, Sec 35: E2NE4, SW4NE4, SE4NW4	Lyle Well P & A	640	9.62	Oasis	Bringham	12.50%	0.05%	0.10%	0.15%	No
152N, R100W, Sec 8: NW4NW4, S2NW4, SW4, S2SE4	7/29/08-7/29/13	1003.1	329.59	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 9: Lots 1,2,3,4 SW4NW4, SW4, S2SE4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 10: Lots 2,3,4 S2SW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 15: NE4NW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 1: SE4SE4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N R100W, Sec 18: Lot 1 NENW, N2NE	5/21/09-5/21/12	393.63	102.67	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	Yes
152N, R101W, Sec 13: NW, N2NE	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 23: W2SW	7/14/08-7/14/11	80	19.63	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 31: Lot 1, 2, 3, 4, E2W2, E2	7/14/08-7/14/11	858.08	167.11	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 32: W2W2, NENW, NESW	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R100W, Sec 5: SWSW	7/14/08-7/14/13	193.38	63.54	Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%	YES
152N, R100W, Sec 6: Lot 14 S2SE4, SE4SW4	"			Empire Oil	Oasis Petroleum	17%	2.833%	5.666%	8.499%
152N, R101W, Sec 12 E2NE, E2SE	Lindvig HBP	160	53.33	Empire Oil	Oasis Petroleum	15.00%	0.650%	1.30%	1.950%	No
151N, R100W, Sec 5: SWSW	Bratcher Forthun HBP	400.08	23.35	Murphy Oil	Texon L.P.	12.50%	1.015%	2.03%	3.045%
152N, R100W, Sec 30 (all of it)	Schmitz HBP	163.38	13.63	Bill Barrett	Oasis Petroleum	17%	0.500%	1.00%	1.500%
151N, R100W, Sec 6, Lots 2, 3, SENW, SWNE	NOT LEASED	80	53.33
			1649

The column “Total Royalty Percentage” is the total royalty to be paid out by the relevant oil company from the revenue of a particular lease.  “The Greenfield Percentage to Multisys” column represents 50% of the Greenfield landowner royalty interest that will be acquired by Multisys, which is paid out as a percentage in royalty of total oil and gas revenue.  The “Holms Percentage” column is the Holms Energy landowner royalty interest that Multisys will acquire as a percentage in royalty of total revenue.  The “TOTAL to Multisys” is the combined interest to be acquired by Multisys composed of the 50% of the Greenfield landowner royalty interest and 100% of the Holms Energy landowner royalty interest.

Geology

The Williston Basin is a large intracratonic sedimentary basin in eastern Montana, western North and South Dakota and southern Saskatchewan known for its rich deposits of petroleum and potash.  The basin is a geologic structural basin but not a topographic depression; it is transected by the Missouri River. The oval-shaped depression extends approximately 475 miles (764 km) north-south and 300 miles (480 km) east-west.

Regina
Bakken Shale
NORTH DAKOTA
Bismark
MONTANA
Billings
Williston Basin
SOUTH DAKOTA
WYOMING

The Bakken Formation is an oil-bearing stratum covering parts of Montana, North Dakota, and Saskatchewan.  Oil was first produced from the Bakken more than 50 years ago. Production was mainly from a few vertical wells until the 1980’s when horizontal or directional drilling technology became available.  Only recently after the intensive application of horizontal wells combined with hydraulic fracturing technology did production really accelerate.  The Bakken is one of many hydrocarbon producing formations in the Williston Basin, a sedimentary basin covering parts of three states and two provinces.  The total layer of sediments in the basin can be up to 15,000 ft. thick, and within that, the Bakken itself reaches a maximum of 150 feet.  The Bakken Shale is the largest oil find in the history of the U.S. according to the U.S. Geological Survey (USGS). However, in April 2008 a report from the State of North Dakota estimated that of the 167 billion barrels of oil in place in the North Dakota portion of the Bakken Formation, 2.1 billion barrels were technically recoverable.  Technically recoverable oil must also be contrasted with economically recoverable oil meaning the amount of producible reserves of oil that will give a reasonable return on investment.  The volume of economically recoverable reserves will change as oil price, cost of wells and other factors vary.  [The number of wells drilled in the North Dakota Bakken jumped from 300 in 2006 to 457 in 2007 and oil production increased 229% from 2.2 million barrels to 7.4 million barrels in 2007.]

Deposition of sediments began in the Williston area during Cambrian time, but subsidence and basin filling were most intense during the Ordovician, Silurian and Devonian Periods, when thick accumulations of limestone and dolomite, with lesser thicknesses of sandstones, siltstones, shales, and evaporates were laid down approximately 350 to 417 million years ago.  Subsidence continued on a reduced scale into the Mississippian and was largely ended by the Pennsylvanian time. Regional subsidence returned during the Mesozoic Era, although total sediment thicknesses were much less than during the Paleozoic.  Near the end of the Cretaceous period, tectonic activity during the Laramide Orogeny rejuvenated several basement structures in the Williston Basin to produce anticlines that serve as oil traps today.

Isopach map, total Middle Member, Bakken Formation.  The Holms Property is located in the immediate area at the tip of the arrow originating from the 60 feet Isopach Interval.

The Bakken Shale in the Williston Basin is over 11,000 ft. deep at the center of the formation and rises to 3,100 ft. on the edges of the basin.  The Bakken Formation is composed of three distinct members.  The first layer averages twenty three feet in depth and consists of blackish marine shale.  The second member runs from 30 ft. to 80 ft. and composed of interbedded limestone, siltstone, sandstone and dolomite.  The bottom member is a dark black marine shale that averages 10 ft. to 30 ft. in thickness.  All three formations that make up the Bakken are rich in an organic material called Kerogen.  When Kerogen is heated (thermogenic processes) or broken down by organic means (biogenic processes), natural gas and oil are created.  The Bakken Formation is capped by a very thick limestone formation called the Lodgepole.  It is because of this limestone cap that there is so much gas and oil trapped in the shale horizons.  The Bakken Formation is what is considered a thermally mature deposit and the oil from the Bakken has a 41 specific gravity and is deemed to be commercially high grade crude oil.

Horizontal Drilling

Horizontal or directional drilling has revolutionized the way the oil and gas wells are being drilled in the Williston Basin.  The reason that horizontal drilling is changing the oil and gas business is that a well drilled sideways through a formation that contains oil and gas will produce many more times that of a vertical well.  A vertical well will only penetrate a limited area of the productive zone, whereas a well drilled horizontally may penetrate up to 10,000’ of the zone.  This also means that previously tight shale formations such as the Bakken Formation can result in prolific production.

The Bakken Formation has poor porosity which reduces the ability of the gas and oil to flow out of this horizon.  Recently, horizontal drilling of lateral holes combined with hydraulic fracturing (“fracking”) has resulted in substantial production from thick formations that have poor porosity.  Porosity and the permeability of the oil shale rock can vary widely and unpredictably over short distances, thus dry wells can be found next to prolific wells with little explanation geologically.

Fracking is a procedure whereby packers (plugs) are set every 250’ to 300’ and up to ten 2,000 horsepower hydraulic pumps deliver high pressure fluids that contain a high percentage of round ceramic beads are utilized as propellant and keep the fissures and fractures open along the bedding-planes that are created by the high pressure fluids.  The fissures and channels created by the high pressure fluid and held open by the ceramic beads that are left behind; provide a pathway to allow the gas and oil to flow into the drill hole.

Two new technologies are currently being used to enhance horizontal drilling: 1) log while drilling (LWD); and 2) drill string radar (DST).  LWD uses long sensors which read gamma radiation given off by the formation, which provides real time information to the drillers and this information is gathered and assists drillers to drill in the optimum sections of the formation.  DST provides information to the driller on the surface as to what direction and angel the well is being drilled.  The combination of the two technologies greatly assists keeping the drill bit in the optimum location within the Bakken Formation.

Example of Horizontal Drilling

Location of Mineral Rights to be Acquired by Multisys

TOWNSHIP 151 NORTH, RANGE 100 WEST

Section 6:

 Lots 2, 3; SW1/4 NE1/4, SE1/4, NWI/4, NW1/4 SE1/4, SE1/4, SE1/4

TOWNSHIP 152 NORTH, RANGE 100 WEST

Section 5:

SW1/4 SW1/4

Section 6:

S1/2 SE1/4, SE1/4 SW1/4, Lot 14

Section 7:

Lots 1,2,3,4; E1I2SW1I4, E1I2, E1I2NW1I4

Section 8:

SE 1/4 SE 114, SW1I4, W1/2NWlf4,SE 114NW1I4, SW1I4SE1I4

Section 9:

Lots 1,2,3,4; SW 1I4NW1I4, NE 1/4SW1I4, SW1I4SE 114,

Sl12SW1I4, NW1/4SWl/4, SE1/4 SE1/4

Section 10:

Lots 2, 3,4; S 1/2 SW1/4

Section 15:

NE 1/4 NW1/4

Section 17:

NE 1/4, E1/2 NW1/4, NW1/4 NW1/4, N1/2SW1/4 NW1/4, SE

1/4, E1/2- SW1/4, S1/2 SW1/4, NW1/4, W1/2 SW1/4

Section 18:

N1/2 NE1/4, NE1/4 NW1/4, Lot 1

Section 20:

All

Section 21:

All

Section 22:

W /2 W1/2, SE1/4 SW1/4, NE1/4 SE1/4, 81/2, SE1/4, NE1/4

SW1/4 NW1/4 SE1/4, E1/2NWl/4

Section 23:

W1/2SWl/4

Section 29:

NE1/4, N1/2NW1/4

Section 30:

Lots 3,4; El/2SWl/4, W1/2SE 1/4

Section 31:

Lots 1,2,3,4; E1/2W1/2, E1/2

Section 32:

SE 1/4NW1/4, W1/2W1/2, NE 1/4SW 1/4

TOWNSHIP 152 NORTH, RANGE 101 WEST

Section 1:

SE 1/4SE 1/4

Section 12:

SE1/4NE1/4, E1/2SE1/4, NE1/4NE1/4

Section 13:

N1/2NE1/4, NW1/4

Section 24:

SW1/4

Section 25:

NW 1/4NE 1/4, S1/2NE 1/4, N1/2NW 1/4, SE1/4NW1/4, NE 1/4SW

1/4, N1/2SE1/4, SE1/4SE1/4

Section 26:

SE 1/4

Section 35:

NE 1/4NE 1/4, S1/2NE 1/4, SE 1/4NW1/4

N 101W
152N 100W
152N
CAMP
POE
N 101W
151N 100W
151N

Mineral rights locations designated in yellow above.

(Note:  Blue Dot in the Middle of the Map Represents a Commercial

Horizontal Bakken Well Drilled in May of 2010 by Oasis Energy, Inc.)

Leaseholds

Currently, we own 50% of 6,000 +/- acres of total net leasehold in Williston Basin, ND.  Of these leaseholds, all acres are undeveloped.  We plan to develop this acreage with our contracted Joint Venture partners.

Reserves

We are unable to accurately estimate reserves until production comes on line, of which there is no assurance.

Production

We currently have no production

Well Data

We have not drilled any wells since our inception.

Purpose of the Acquisition

The fundamentals of the decision to enter into the Option to Purchase Assets Agreement with Holms Energy were based largely on the fact that the sales and marketing effort of the language software in China did not meet the expectations of our board of directors and they felt they had a fiduciary responsibility to attempt to do something meaningful for the benefit of the Multisys shareholders.  While none of the members of our board of directors have any experience in the oil and gas business, there was overwhelming evidence and data provided to the members of the board by Holms Energy that there existed a very real possibility that substantial oil and gas reserves could exist on the subject property.  This was based on the fact that there are a number of commercial wells in the immediate vicinity of the Holms property and on seismic studies confirming the presence of the Bakken Formation underlying the property conducted by the North Dakota Geological Survey.  The other main factor considered by our board was that the property had been leased to Oasis Petroleum, a well respected exploration company that specializes in drilling programs in the Bakken formation which is listed on the New York Stock Exchange under the stock symbol OAS-NYSE, and that Oasis Petroleum was under contract to drill a minimum of nine wells before the end of 2011.  Our board of directors evaluated the economic impact to the company if all or a portion of these wells were commercially viable.  The data used to make this informal evaluation was predicated on production levels of oil and gas wells surrounding the subject property.  Many of these surrounding wells had initial tested production in excess of 3,000 barrels of oil equivalent per day.  It was the opinion of the board of directors, that a minority interest in a company that received a royalty interest revenue from just one commercial oil well out of nine possible wells exceeded the potential from any sales and marketing program in China.

The other factor that contributed to this decision to take a minority interest in a company in a different industry was related to the fact that the Board had not been successful in generating any interest in securing additional funding to supporting additional sales and marketing efforts of its language software in China.

Another factor was the fact that the company was out of operating capital and they saw an opportunity that was in the best interest of the shareholders to turn control over to a new management team that would bring cash and assets into the company.

The directors also were of the opinion that there is a reasonably good chance that the price of oil will appreciate in the future and there would be more interest in the investment community in an oil and gas company than a software company

In the final analysis the board of directors deemed it a better opportunity for the shareholders to have a minority position in an oil company that owns mineral rights in a strategic location in a known area of substantial oil production, as compared to the economic potential for its original sales and marketing program for language software in mainland China.

Governmental Regulations

The Holms Property Lessees’ operations are subject to various rules, regulations and limitations impacting the oil and natural gas exploration and production industry as whole.  These rules, regulations and limitations can indirectly impact Bakken.

Regulation of Oil and Natural Gas Production. Oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state and local authorities and agencies.  For example, the state of North Dakota requires permits for exploration drilling, operation of commercial wells, submission of several reports concerning operations of wells and imposes other requirements relating to the production of oil and natural gas.  North Dakota may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.  Failure to comply with any such rules and regulations by The Holms Property Lessees and could result in substantial penalties.  The regulatory burden on the oil and gas industry will most likely increase cost of doing business and may affect our potential for profitability.  Although we believe that our Lessee will stay in compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.  These laws and regulations may:

▪	require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;
▪	limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and
▪	impose substantial liabilities for pollution resulting from its operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both.  In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements.  Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on the Company, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites.  It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance.  Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products.  In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of the Act.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject the Company to significant expenses to modify our operations or could force the Company to discontinue certain operations altogether.

Competition

The oil and natural gas industry is intensely competitive, and we compete with numerous other oil and gas exploration and production companies.  Many of these companies have substantially greater resources than we have.  Not only do they explore for and produce oil and natural gas, but many also carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis.  The operations of other companies may be able to pay more for exploratory prospects and productive oil and natural gas properties.  They may also have more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Our larger or integrated competitors may have the resources to be better able to absorb the burden of existing, and any changes to federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to discover reserves and acquire additional properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, we may be at a disadvantage in producing oil and natural gas properties and bidding for exploratory prospects, because we have fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Marketing and Customers

The market for oil and natural gas that we will produce depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation.  The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

Our Production Royalties derived from oil and gas production from the Holms Property are expected to be sold by The Holms Property Lessees at prices tied to the spot oil markets.  If any gas is produced from wells drilled on property that we own the mineral rights will have limited market value because there are limited gas gathering lines available in the immediate area and only a percentage of gas produce will be purchased.  We will be required to rely on The Holms Property Lessees to market and sell any future gas production.

Employees

We currently do not have any employees.  Our newly appointed executives are expected to enter into employment agreements in the near future.  We anticipate that we will initially have three full time employees; Val Holms, President and Chief Executive Officer; a Vice President of Operations (to be hired); and Karen Midtlyng, administrative assistant and Secretary.  The Chief Financial Officer—Kent Jensen is planned to initially be part-time and paid an hourly fee for services rendered to Multisys, but no employment agreement or compensation arrangement is currently in place.  The company will employ a number of outside consultants on an as needed basis.  As drilling production activities continue to increase by the Holms Property Lessees, and if revenue from production royalties develops as anticipated and increases, we may hire additional technical, operational or administrative personnel as appropriate.  We are using and will continue to use the services of independent consultants and contractors to perform various professional services.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

RISK FACTORS

Risks Associated with Our Business

We will be a reorganized start-up company.

We are reorganized to engage in a new and different business.  Our newly reorganized business is still deemed to be a start-up company that has generated very limited revenue in the amount of $7,692 since its inception.  We expect to incur significant operating losses for the foreseeable future, and there can be no assurance that we will be able to validate and to market products or services in the future that will generate revenues or that any revenues generated will be sufficient for us to become profitable or thereafter maintain profitability.

The global financial crisis may significantly impact our business and financial condition for the foreseeable future.

The continued credit crisis and related turmoil in the global financial system may adversely impact our business and our financial condition, and we may face challenges if conditions in the financial markets do not improve.  Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have an impact on our flexibility to react to changing economic and business conditions.  The economic situation could have an impact on the Holms Property Lessees upon whom we are dependent for drilling wells on property rights where we own mineral rights, causing them to fail to meet their drilling obligations to us.  We believe that The Holms Property Lessees, the multiple operators of the Holms property, are adequately funded to meet its drilling requirements pursuant to the terms and conditions of the 14 mineral leases executed in 2003 and 2004, an amended in 2008.

We may be unable to obtain additional capital or generate production royalty income that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the potential of production royalty revenues generated from the Holms Property located in McKenzie County, the state of North Dakota, of which there is no assurance, may not be sufficient to fund both our continuing operations and our planned growth.  We may require additional capital to continue to operate our business beyond the initial phase of development and to further expand our exploration and development programs to additional properties.  We may be unable to obtain additional capital required and if we are able to secure additional capital, it may not be pursuant to terms deemed to be favorable to the Company and its shareholders.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) may require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, production royalty revenue from the Holms property, currently our only oil and natural gas property and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management.  Further, if oil and/or natural gas prices on the commodities markets decline, our revenues from the anticipated royalties will decrease and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, which may adversely impact our financial condition.

We have no previous operating history in the oil and gas industry, which may raise substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history.  Our business operations must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a business in the oil and natural gas industries.  Neither the Company nor the entity we are acquiring the mineral rights from have generated any revenues to date and there are no producing Bakken Formation wells on the Holms property.  The Company has been primarily focused on fund raising activities for the express purpose of acquiring certain mineral rights from Holms Energy, LLC.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful in the long-term.  Our future operating results will depend on many factors, including:

▪	our ability to raise adequate working capital;
▪	success of the development and exploration program conducted by the Holms Property Lessees on our property;
▪	demand for natural gas and oil;
▪	the level of our competition;
▪	our ability to attract and maintain key management and employees; and
▪

the ability of the Holms Property Lessees to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations in the future, we are primarily dependent upon the Holms Property Lessees, as the operator of the Holms Property, to successfully execute on the factors stated above, along with continuing to develop strategies and relationships to enhance our revenue by financially participating and investing in various drilling programs with third parties.  Despite their best efforts, our Lessees may not be successful in their exploration or development efforts or obtain required regulatory approvals on the property where the Company is entitled to a production royalty.  There is a possibility that some, or all, of the wells to be drilled on the subject property may never produce natural gas or oil.

We will be highly dependent on our current Officers and Directors.

Val M. Holms is our Chief Executive Officer and President, and Kent Jensen, CPA, is our Chief Financial Officer.  The loss of either of them, upon whose knowledge, leadership, and technical expertise we shall be relying on in the future, would harm our ability to execute our new business plan.

Our success will depend heavily upon the future contributions of Val M. Holms and Kent Jensen, whose knowledge, leadership, and technical expertise would be difficult to replace, and on our ability to retain and attract technical and professional personal.  If we were to lose their services, our ability to execute our new business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for them.  Mr. Holms and Ms. Midtlyng, our Secretary, will enter into employment agreements with the Company; however, they may terminate their employment with the Company at any time.

Our proposed post-reorganization management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our new management team has had limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis.  It may be expensive to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations, and we may not have the resources to do so.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business and decreased value of our stock.

Our lack of diversification will increase the risk of an investment in the Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our new business focus initially is on the oil and gas industry on the Holms Property, a single property located in McKenzie County, North Dakota.  Larger companies have the ability to manage their risk by diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we cannot diversify or expand our operations, our financial condition and results of operations could deteriorate.  Initially, we are solely dependent on the expertise of the Holms Property Lessees as the operator of our property.

No current production from the Bakken Formation on the Holms Property.

The Holms Property currently has two commercial wells that are economically marginal and produce from the Mission Canyon Formation.  There have been no wells drilled to the Bakken Formation anywhere on the Holms property.  In the event the proposed nine wells scheduled to be drilled before the end of 2011 are not successful and no production royalty is paid, in all likelihood the company will run out of capital and become insolvent in the event it is not in position to raise additional capital.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to participate in drilling opportunities, and to identify and enter into commercial arrangements with other third party companies will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  These realities are subject to change and may impair our ability to grow.

To continue to develop our business, we will endeavor to use the business relationships of our the new management to identify, screen, and enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other operating oil and gas exploration companies.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  Even if we are able to engage in joint venture and enter into strategic investment relationships with existing operators, they may not be pursuant to terms and conditions that are favorable to us.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and for our Lessee to market any future production may impair our business.

The oil and gas industry is highly competitive.  Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate.  This competition is increasingly intense as prices of oil and natural gas on the commodities markets have increased in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business based primarily on anticipated future production royalty income, which there is no assurance of receiving.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise, and manage new employees.  We cannot assure that we will be able to:

▪	meet our capital needs;
▪	expand our systems effectively or efficiently or in a timely manner;
▪	allocate our human resources optimally;
▪	identify and hire qualified employees or retain valued employees; or
▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Risks Related To Oil and Gas Industry

Oil and natural gas prices are very volatile.  A protracted period of oil and natural gas prices below the prices in effect at December 2, 2010 may adversely affect our business, financial condition, results of operations or cash flows.

The oil and gas markets are very volatile, and we cannot predict future oil and natural gas prices.  The price we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth.  The prices we receive for our production and the levels of our production depend on numerous factors beyond our control.  These factors include, but are not limited to, the following:

▪	changes in global supply and demand for oil and gas;
▪	the actions of the Organization of Petroleum Exporting Countries;
▪	the price and quantity of imports of foreign oil and gas;
▪	political and economic conditions, including embargoes, in oil-producing countries or affecting other oil-producing activity;
▪	the level of global oil and gas exploration and production activity;
▪	the level of global oil and gas inventories;
▪	weather conditions;
▪	technological advances affecting energy consumption;
▪	domestic and foreign governmental regulations;
▪	proximity and capacity of oil and gas pipelines and other transportation facilities;
▪	the price and availability of competitors’ supplies of oil and gas in captive market areas; and
▪	the price and availability of alternative fuels.

Furthermore, the recent worldwide financial and credit crisis has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets has lead to a worldwide economic recession.  The slowdown in economic activity caused by such recession has reduced worldwide demand for energy and resulted in lower oil and natural gas prices.

Lower oil and natural gas prices will decrease our revenues, but also may reduce the amount of oil and natural gas that the Holms Property Lessees can produce economically and therefore potentially lower our anticipated production royalty income.  A substantial or extended decline in oil or natural gas prices may result in impairments of our proved oil and gas property, if it reaches production, of which there is no assurance and may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.  To the extent commodity prices received from production are insufficient to fund planned capital expenditures, we will be required to reduce spending or borrow any such shortfall.  Lower oil and natural gas prices may also reduce Multisys’ ability to establish a borrowing base under a credit agreement, which is determined at the discretion of the lenders based on the collateral value of any proved reserves.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Initially, our future success will depend on the success of our development, exploitation, production, and exploration activities conducted by the Holms Property Lessees as our operator on the Holms Property.  Oil and natural gas exploration and production activities are subject to numerous risks beyond our control; including the risk that drilling will not result in commercially viable oil or natural gas production.  Our decisions to participate in drilling projects, purchase mineral rights, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.  The cost of drilling, completing, and operating wells is often uncertain before drilling commences.  Overruns in budgeted expenditures are common risks that can make a particular project uneconomical.  Further, many factors may curtail, delay or cancel drilling, including the following:

▪	delays imposed by or resulting from compliance with regulatory requirements;
▪	pressure or irregularities in geological formations;
▪	shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and CO2;
▪	equipment failures or accidents; and
▪	adverse weather conditions, such as freezing temperatures, hurricanes and storms.

Exploration for oil and gas is risky and may not be commercially successful, and the advanced technologies to be used by the Holms Property Lessees cannot eliminate exploration risk, which could impair our ability to generate revenues from our production royalty income.

Our future success will depend on the success of exploratory drilling conducted by the Holms Property Lessees on our Holms property.  Oil and gas exploration involves a high degree of risk.  These risks are more acute in the early stages of exploration.  Our ability to produce revenue and our resulting financial performance are significantly affected by the prices we receive for oil and natural gas produced from wells on our acreage, if any.  Especially in recent years, the prices at which oil and natural gas trade in the open market have experienced significant volatility, and will likely continue to fluctuate in the foreseeable future due to a variety of influences including, but not limited to, the following:

▪	domestic and foreign demand for oil and natural gas by both refineries and end users;
▪	the introduction of alternative forms of fuel to replace or compete with oil and natural gas;
▪	domestic and foreign reserves and supply of oil and natural gas;
▪	competitive measures implemented by our competitors and domestic and foreign governmental bodies;
▪

political climates in nations that traditionally produce and export significant quantities of oil and natural gas (including military and other conflicts in the Middle East and surrounding geographic region) and regulations and tariffs imposed by exporting and importing nations;

▪	weather conditions; and
▪	domestic and foreign economic volatility and stability.

Expenditures on exploration on our acreage may not result in new discoveries of oil or natural gas in commercially viable quantities.  It is difficult to project the costs of implementing exploratory horizontal drilling programs on our acreage due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, three-dimensional (3-D) seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators.  They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible.  In addition, the use of three-dimensional (3-D) seismic data becomes less reliable when used at increasing depths.  The Holms Property Lessees could incur losses as a result of expenditures on unsuccessful wells on our acreage.  If exploration costs exceed estimates, or if exploration efforts do not produce results which meet expectations of our operator, exploration efforts may not be commercially successful, which could adversely impact the Holms Property Lessees’ ability to generate revenues from operations on our acreage.

The Holms Property Lessees may not be able to develop oil and gas reserves on an economically viable basis on our acreage.

If the Holms Property Lessees succeed in discovering oil and/or natural gas reserves, we cannot be assured that these reserves will be capable of long-term sustainable production levels or in sufficient quantities to be commercially viable.  On a long-term basis, our viability depends on the Holms Property Lessees’ ability to find or acquire, develop and commercially produce additional oil and natural gas reserves on our acreage.  Our future revenue will depend not only on the Holms Property Lessees ability to develop our acreage, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas if we can develop a prospect and to effectively distribute any production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from holes that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  Completion of a well does not assure a profit on the investment or recovery of drilling, completion, and operating costs.  In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells.  These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions.  While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case.  Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires, and spills, among others.  The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results.  We may become subject to liability for pollution, blow-outs, or other hazards.  We intend to evaluate the possible need and ability to obtain insurance with respect to these hazards; however, such insurance might be unavailable, too costly of difficult to secure, or have limitations on liability that may not be sufficient to cover the full extent of such liabilities.  The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets.  Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable.  Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations.  Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations.  The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs.  The discharge of oil, natural gas, or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge.

The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our business will suffer if we cannot obtain or maintain necessary licenses.

The Holms Property Lessees’ proposed exploration and drilling operations on the Holms property will require licenses, permits, bonds, and in some cases renewals of licenses and permits from various governmental authorities.  The Holms Property Lessees’ ability to obtain, sustain, or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  The Holms Property Lessees’ inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operations.

Our Lessee will rely on technology to conduct its business and its technology could become ineffective or obsolete.

The Holms Property Lessees will rely on exploration technology, including geographic and seismic analysis techniques and economic models, to develop reserve estimates and to guide exploration, development and production activities on our acreage.  The Holms Property Lessees will be required to continually enhance and update its technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial, and may be higher than the costs anticipate by the Holms Property Lessees for technology maintenance and development.  If the Holms Property Lessees is unable to maintain the efficacy of their technology, their ability to manage their business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, the technology utilized by the Holms Property Lessees may not be the most efficient means of reaching their objectives, in which case we, as Lessors, may incur lower production royalty income.

Risk Relating to the Ownership of Bakken Resources, Inc. Common Stock

Risks Relating to Low Priced Stocks

Although our Common Stock is approved for trading on the OTC Bulletin Board, there has only been little, if any, trading activity in the stock.  Accordingly, there is no history on which to estimate the future trading price range of the Common Stock.  If the Common Stock trades below $5.00 per share, trading in the Common Stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-FINRA equity security that has a market price share of less than $5.00 per share, subject to certain exceptions).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse).  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock which could severely limit the market liquidity of the Common Stock and the ability of holders of the Common Stock to sell it.

Because we were a “shell company”, investors in our company will not be able to utilize Rule 144 to sell their shares until at least one year after we cease to be a shell company, but will have to rely on our maintaining an effective registration statement to allow for resale of their shares.

The Shares issued to investors in the Company cannot be sold pursuant to Rule 144 promulgated under the Securities Act until one year after the Company ceases to be a shell company.  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least six months, including persons who may be deemed “affiliates” of the Company, as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale.  Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.  A person who has not been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned his shares for at least one year, would be entitled under Rule 144 to sell such shares without regard to any volume limitations under Rule 144.

Multisys Language Solutions, Inc. was a shell company prior to filing this periodic report on Form 8-K and therefore its shareholders may not currently utilize Rule 144 to sell their shares.  Rule 144 is not available for sales of shares of companies that are or have been “shell companies” except under certain conditions.  Multisys completed an asset acquisition and has removed its status as a shell company by filing this report on Form 8-K.  Shareholders are able to utilize Rule 144 one year after the filing of this Form 8-K, assuming it files the documents it is required to file as a reporting company.  Investors in the Company whose shares have been registered in an effective and current registration statement will be able to sell their shares pursuant to said registration statement.  They will not be able to rely on Rule 144 to sell their shares during the one year period after the filing of this Form 8-K changing our shell status if the registration statement’s effectiveness is not maintained on a temporary or permanent basis.

Limitation on Liability of Directors and Officers

Our Articles of Incorporation includes provisions to eliminate, to the fullest extent permitted by Nevada General Corporation Law as in effect from time to time, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors.  The Articles of Incorporation also includes provisions to the effect that we shall, to the maximum extent permitted from time to time under the law of the State of Nevada, indemnify any director or officer.  In addition, our bylaws require us to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of our corporate purposes as set forth in the Articles of Incorporation.

Potential Issuance of Additional Common and Preferred Stock

We are authorized to issue up to 100,000,000 shares of Common Stock.  To the extent of such authorization, the board of directors of the Company will have the ability, without seeking stockholder approval, to issue additional shares of Common Stock in the future for such consideration as the board of directors may consider sufficient.  The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby.  We are also authorized to issue up to 10,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the board of directors.  To the extent of such authorization, such designations may be made without stockholder approval.  The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the currently outstanding Common Stock.  In addition, the ability to issue any future class or series of preferred stock could impede a non-negotiated change in control and thereby prevent stockholders from obtaining a premium for their Common Stock.  See “Description of Registrant’s Securities to be Registered.”

Currently Not Approved for Trading on the DTCC System

The Depository Trust and Clearing Corporation, through its subsidiary DTC, provides electronic clearing, transfer, settlement and information services for Pink Sheet and over-the-counter stocks.  As of this date, we have not been approved for electronic trading using the DTC system.  We will make application for electronic trading after the filing of this Form 8-K.

No Assurance of a Liquid Public Market for Securities

Although our shares of Common Stock are currently eligible for quotation on the OTC Bulletin Board and the Pink Sheets, there has been no significant market in such stock.  There has been no long term established public trading market for the Common Stock hereto, and there can be no assurance that a regular and established market will be developed and maintained for the securities in the future.  There can also be no assurance as to the depth or liquidity of any market for the Common Stock or the prices at which holders may be able to sell the shares.

Volatility of Stock Prices

In the event that a public market for our Common Stock is created, market prices for the Common Stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company’s activities, future financial condition and management.

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations

The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

▪

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

▪	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;
▪	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;
▪	fluctuations in revenue from our oil and gas business as new reserves come to market;
▪	changes in the market for oil and natural gas commodities and/or in the capital markets generally;
▪	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;
▪	quarterly variations in our revenues and operating expenses;
▪	changes in the valuation of similarly situated companies, both in our industry and in other industries;
▪	changes in analysts’ estimates affecting our company, our competitors and/or our industry;
▪	changes in the accounting methods used in or otherwise affecting our industry;
▪	additions and departures of key personnel;
▪	announcements of technological innovations or new products available to the oil and gas industry;
▪	announcements by relevant governments pertaining to incentives for alternative energy development programs;
▪	fluctuations in interest rates and the availability of capital in the capital markets; and
▪	significant sales of our common stock, including sales by selling stockholders following the registration of shares under a prospectus.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in of our production royalty, assuming commercial oil and gas is discovered on the Holms property.  Our revenues and operating expenses, expenses that we incur regarding investments in participation of drilling programs with other partners, the prices of oil and natural gas in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Stockholders will experience dilution upon the exercise of options.

On June 10, 2008, our Board of Directors also adopted the 2008 Equity Incentive Plan, pursuant to which we may issue up to 1,000,000 shares of our common stock either upon exercise of stock options granted under such plan or through restricted stock awards under such plan.  If the holders of outstanding options exercise those options or our Compensation Committee determines to grant restricted stock awards under our incentive plan, stockholders may experience dilution in the net tangible book value of our common stock.  Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.  On June 16, 2010, the Board authorized an increase to the number of shares that could be issued pursuant to the 2008 Equity Incentive Plan from 1,000,000 to 5,000,000 shares of common stock subject to majority shareholder consent, which was given on November 12, 2010.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock and warrants.

Risks Related To Our Industry

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.

In the event commercial wells are drilled on our property, of which there is no assurance, we will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers, outside consultants and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities by the Lessee of our property may be limited. To the extent that our Lessee conducts activities on our property which may be considered in a remote area, needed facilities may not be proximate to our operations, which will increase expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to our Lessees and may delay exploration and development activities on our property. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our Lessee’s activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.

In order to sell the oil and natural gas that our Lessees may be able to produce, they will have to make arrangements for storage and distribution to the market. They will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the immediate area of our leases.  This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our Lessees’ ability to explore and develop our property and to store and transport oil and natural gas production and may increase expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas where our property is located.  Labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to generate royalty income, if commercial wells are drilled and completed on our property, of which there is no assurance.

Increases in our operating expenses will impact our operating results and financial condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that may be produce on our property. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations.

Our insurance may be inadequate to cover liabilities we may incur.

Our Lessees’ involvement in the exploration for and development of oil and gas properties may result in them becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards.  Although we expect to obtain general business insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities.  In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our Lessees’ ability to conduct our exploration, development and production activities may be impaired.

FINANCIAL INFORMATION

Selected Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Management’s Discussion and Analysis or Plan of Operation

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

THIS INFORMATION FROM OUR REPORT ON FORM 8-K CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS FORM 8-K ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS DOCUMENT, THE WORDS “ANTICIPATE,” “ESTIMATE,” “PROJECT,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN OUR OPERATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS INCLUDING AMONG OTHERS, THE RISK THAT OUR PRODUCT DEVELOPMENT PROGRAMS WILL NOT PROVE SUCCESSFUL, THAT WE WILL NOT BE ABLE TO OBTAIN FINANCING TO COMPLETE ANY FUTURE PRODUCT DEVELOPMENT, THAT OUR PRODUCTS WILL NOT PROVE COMPETITVE IN THEIR MARKETS. THESE RISKS AND OTHERS ARE MORE FULLY DESCRIBED IN OUR MOST RECENT 10-K ANNUAL REPORT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES

MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS INCLUDED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GIVE ANY ASSURANCES THAT THESE EXPECTATIONS WILL PROVE TO BE CORRECT. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto appearing in Item 9.01.

General

Multisys, a Nevada corporation based in Las Vegas, Nevada, was incorporated on June 6, 2008 for the purpose of distributing interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China, Hong Kong Special Administrative Region of PRC,  Macao Special Administrative Region of PRC, and Taiwan pursuant to an exclusive software reseller agreement via an independent third party software distribution company in the Territory.  We funded our initial working capital needs through a private placement offering of common stock in September 2008 with gross proceeds of $109,250.

Since commencement of operations in 2008, our efforts to date have been principally devoted to organization, initial capitalization, business development, identifying a marketing partner in China, preparing a comprehensive business and operating plan, evaluating, with our exclusive marketing agent in China, the market in China to which to market language education software and supporting the efforts of our exclusive marketing agent in China to distribute and sell software.  Our business has not, however, achieved any significant success.  Since our inception to June 30, 2010, we have only generated approximately $6,012 of revenues from our distribution and sales business, while incurring a loss of approximately $114,481 since inception.

Option on Assets of Holms Energy, LLC

Because we were unable to develop our interactive multimedia language education business into a financially viable business, the board of directors decided to redirect our business and to acquire oil and gas rights via an option to purchase certain oil and gas rights from Holms Energy, LLC,, a Nevada company.  On June 21, 2010, Multisys, Multisys Acquisition, Inc. (a wholly owned subsidiary of Multisys), and Holms Energy, LLC entered into an Option to Purchase Assets Agreement, pursuant to which Holms Energy, LLC agreed to grant Multisys Acquisition an option to purchase certain oil and gas production royalty rights on land in North Dakota.  The option was to terminate on November 30, 2010, as a result of extensions granted to the options that originally expired on August 31, 2010,  Multisys Acquisition exercised the option on November 26, 2010 and exercised its rights under the Asset Purchase Agreement, whereby Multisys Acquisition paid Holms Energy, LLC $100,000 and Multisys issued forty million (40,000,000) shares of common stock to Holms Energy, LLC and granted Holms Energy, LLC a 5% overriding royalty on all revenue generated from the gas and oil production royalty rights for ten years purchased from Holms Energy, LLC.

As a result of the issuance of the shares, the members of Holms Energy, LLC hold controlling interest in Multisys.  The oil and gas production royalty rights purchased from Holms Energy, LLC included:  1) oil and gas rights equal to approximately 6% landowner royalty interest related to approximately 6,000 gross acres and 1,600 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota owned by Holms Energy, LLC;  2) Greenfield Mineral Rights, as described below, purchased by Holms Energy from and Rocky and Evenette Greenfield and assigned to Multisys Acquisition in exchange for forgiveness of $385,000 of a $485,000 promissory note from Multisys: and 3) the transfer of all right, title and interest in a total of 14 leases, 12 leases with Oasis Petroleum, Inc. (OAS-NYSE), one lease with Diamond Resources, Inc, which was subsequently sold to Brigham Resources, Inc. and one lease with Texon LP.

The option to purchase the oil and gas production royalty rights from Holms Energy, LLC was contingent on the occurrence of the following:  (1)  amendment of the 2008 Stock Option Plan to increase the stock options available in the Plan from 1,000,000 shares to 5,000,000 shares which is described in Proposal number 2 of this Proxy Statement; (2) Multisys needs to close its current Regulation D Rule 506 private placement offering of Units(see Note 4), by receiving subscriptions for at least 3,000,000 Units, and at least a minimum $1,500,000 of subscription proceeds being held in a special project account pending the Holms Energy, LLC option acquisition closing.  Each Unit consists of two shares of Multisys common stock and one three year stock purchase warrant to purchase shares of common stock for $0.50 per Unit.  The closing date of the private placement was on  November 26, 2010.

Option on Greenfield Mineral Rights Assets

Holms Energy, LLC entered into an option agreement, dated June 18, 2010, with Rocky and Evenette Greenfield to purchase 2.33% of the oil and gas production (~3 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees) from the Holms property.  Holms Energy exercised this option on November 12, 2010 using a $385,000 of a $485,000  loan from Multisys to complete the initial payment of $400,000.  Under the terms of the loan from Multisys to Holms Energy, Holms Energy, in conjunction with the entry into the Asset Purchase Agreement on November 26, 2010, the Greenfield Mineral Rights were assigned by Holms Energy to Multisys in exchange for forgiveness of the loan.  After executing the Asset Purchase Agreement with Holms Energy, Multisys Acquisition will now purchase the gas and oil production royalty rights of Rocky and Evenette Greenfield for an aggregate of $1,249,000 plus interest as follows:  installment payments in the amount of $120,000 per year plus interest at 5% per annum for 8 years and a balloon payment in the amount of $299,000.

Holms Assets

                Holms Energy, LLC owned oil and gas rights equal to a 5.66% average landowner royalty interest related to approximately 6,000 gross acres and 1,600 net mineral acres of land located in McKenzie County, 8 miles southeast of Williston, North Dakota (the “Holms Property”).  There are 14 separate and original mineral leases executed between Val M. and Mari P. Holms (the managing members of Holms Energy, LLC) and from two other owners of mineral rights on the Holms Property, Rocky and Evenette Greenfield and third party, pursuant to 14 separate mineral leases granted or amended between September 9, 2009 and December 10, 2009, whereby: 1) Oasis Petroleum, Inc., 2) Brigham Resources, and 3) Texon L.P. (collectively “Holms Property Lessees”) purchased the rights to explore, drill and develop oil and gas on the Holms Property.  Oasis Petroleum, Inc., pursuant to the terms and conditions of the leases are required to drill 9 wells in the Bakken Formation before December 31, 2011 in order to retain the leases and keep them in good standing.  The Holms mineral rights constitute the right to 5.66% of the oil and gas production (6 out of 100 barrels produced from the Holms Property by any of the Holms Property Lessees).  Val M. and Mari P. Holms assigned their Holms Mineral Rights to Toll Reserve Consortium, Inc., who in turn transferred the same rights to Holms Energy, LLC in June 2010, subject to the existing 14 mineral leases granted to the Holms Property Lessees.  The leases were then assigned to Multisys upon the execution of the Asset Purchase Agreement on November 26, 2010.  This includes the rights to potential oil and gas revenue from production royalties from the surface down to and including the oil shale bearing Bakken Formation, in the event commercial gas and oil is discovered by any of the Holms Property Lessees.  To date no Bakken Formation wells have been drilled on the Holms property and no Bakken Formation oil and gas production royalty income has been generated.

Royalty

After the acquisition of the Holms Energy mineral rights assets and 50% of the Greenfield landowner royalty interest, Multisys now owns an 8.5% average landowner royalty interest, composed of a 5.66% average landowner royalty interest acquired  from the Holms Energy and a 2.83% average landowner royalty interest acquired by Holms Energy from the Greenfields originally.  The landowner royalty interest is the revenue royalty paid by the contracted oil drilling company (Oasis Petroleum for example) on whatever oil and gas revenue they generate from the particular lease.  If Oasis Petroleum generates $100,000 in oil and gas revenue from acreage subject to the Multisys landowner royalty of 8.5%,, Multisys would receive in royalty payments of $8,500.  Pursuant to the 5% overriding royalty interest on all oil and gas revenue received by Multisys from the assets purchased from Holms Energy, Holms Energy would receive a 5% royalty payment of $425 from Multisys.

Subsequent Events

On November 26, 2010, by and among us, Holms, and Multisys Acquisition, we closed a private placement of $1,545,000, selling 3,090,000 units consisting of two shares each and one warrant share as described in the Recent Sales of Unregistered Securities Section below, and concurrently exercised the option and executed the acquisition agreement for said interests in mineral rights from Holms.  The acquisition agreement provided that, effective November 26, 2010, Holms assigned certain mineral interest rights to us for the consideration of 40,000,000 shares of our restricted common stock, payment of $100,000, and a ten year 5% royalty on the rights in exchange for certain mineral interest rights controlled by Holms.  Upon entering the acquisition of assets, the members of Holms controlled approximately 76.22% of our outstanding shares of common stock.  Concurrently with the acquisition closing with Holms, we have abandoned and are trying to sell our prior business.  The exercise of the option by Multisys Acquisition involved a change of control of Multisys to which members of Holms Energy, LLC, became the majority shareholders of Multisys and the board of directors and management of Multisys was replaced by nominees of Holms Energy.  The name of our corporation, Multisys Language Solutions, Inc. will be changed to Bakken Resources, Inc. pursuant to board of directors and stockholder approval, and a certificate of amendment of articles of incorporation filed on November 29, 2010 and will become effective on December 10, 2010

The net proceeds of the recently completed private placement were primarily used to exercise the option to purchase Holms oil and gas rights, and will be used for working capital, to acquire mineral rights and interests in existing mineral leases from other third parties, to participate in joint venture drilling programs primarily in Eastern Montana, Western North and South Dakota, with primary interest in the Bakken and Sanish Three Forks Formations, and for other general corporate purposes of Multisys.

We will focus on evolving into a growth-orientated, newly reorganized, early stage, independent energy company engaged in the acquisition, exploration, exploitation, and development of oil and natural gas properties; focusing our activities primarily in the Williston Basin.  Through the recent acquisition from Holms, Multisys owns certain mineral rights underlying approximately 6,000 acres located approximately 8 miles southeast of Williston, ND.

Results of Operations

Since Multisys was formed on June 6, 2008, it has earned only $7,692 in revenue and has incurred a net loss of $140,842 for the period from June 6, 2008 (inception) through September 30, 2010.  $4,008 was earned during the nine months ended September 30, 2010 based on the sale of 992 units of the language education software products in China, compared to $1,648 earned for the nine months ended September 30, 2009.

For the period from June 6, 2008 (inception) through September 30, 2010, we incurred $60,000 in distribution and advertising expenses and $5,079 in general and administrative expenses.  The $60,000 in distribution and advertising was paid in September of 2008 to Xiamen, our exclusive marketing agent in China, and we did not have any additional distribution and advertising expenses for the nine months ended September 30, 2009 or the nine months ended September 30, 2010.  Our general and administrative costs decreased slightly from $1,479 for the nine months ended September 30, 2009, to $1,396 for the nine months ended September 30, 2010.  This decrease was attributable to lower banking fees.

The following table provides selected financial data about our company as of September 30, 2010, December 31, 2009, and December 31, 2008.

Balance Sheets Data	September 30, 2010 (Unaudited)	December 31, 2009	December 31, 2008
Cash	$375,288	$3,855	$25,349
Software Reseller Agreement, net	7,667	8,417	9,417

Total assets	$386,963	$14,308	$34,766

Total current liabilities	$406,805	$17,253	$10,675
Stockholders’ equity (deficit)	(19,842)	(2,945)	24,091
Total liabilities and stockholders’ equity (deficit)	$386,963	$14,308	$34,766

Our cash in the bank at September 30, 2010 was $375,288.  $375,000 of this being held within the our special project account and we do not plan to release the funds for company use until all benchmarks are hit in accordance with the Option to Purchase Assets Agreement and Asset Purchase Agreement and the Holms Energy, LLC, acquisition of assets has been entered into upon authorization of majority shareholder vote in support, of which there is no assurance.  Net cash provided by financing activities since June 8, 2008 (inception) through September 30, 2010 was $509,000, from the sale of our common stock, proceeds received for subscriptions under the private placement and a related party note payable.

Net cash used in operating activities for the period from June 6, 2008 (inception) through September 30, 2010, was $123,712.  For the nine months ended September 30, 2010, our total operating expenses were $30,577 as compared to $21,730 for the nine months ended September 30, 2009, which increase is wholly attributable to increased professional fees.  We do not presently expect our expenses to increase or decrease in next twelve months.  Our material financial obligations include our public reporting expenses, transfer agent fees, bank fees, and other recurring fees.

In its report on our December 31, 2009 audited financial statements, our auditors expressed an opinion that there is substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.  We have been in the developmental stage and have had revenues of only $7,692 since inception.  For the period from June 8, 2008 (inception) through September 30, 2010, we realized a net loss of $140.842.  Our continuation as a going concern is dependent upon including our ability to raise additional capital and to generate positive cash flows.

During the next twelve months we plan to begin in Joint Ventures on an increased basis and attempt to engage in development drilling projects on the acreage leased by other third party entities, as well as seek financing opportunities to commence a growth plan that will include the acquisition of additional oil and gas properties as well as.

To accelerate the development program we will attempt to engage in other Joint Venture (JV) programs that will take responsibility, both financially and in labor, of the capital costs of drilling and completion and then share in revenues derived from production. This economic strategy may allow us to utilize our own financial assets toward the growth of additional leased acreage holdings, pursue the acquisition of strategic oil and gas producing properties or companies and generally expand our existing operations.

Our future financial results will depend primarily on: (i) the ability to discover commercial quantities of natural gas and oil from our existing mineral rights; (ii) the ability to continue to source and screen potential projects; (iii) the market price for oil and gas; and (iv) the ability to fully implement our exploration and development program, which is dependent on the availability of capital resources. There can be no assurance that we will be successful in any of these respects or that the prices of oil and gas prevailing at the time of production will be at a level allowing for profitable production.

Liquidity and Capital Resources

As of September 30, 2010 we had cash or cash equivalents of $375,288, of which only $288 is available to us for current expenses until such time as our proposed transaction with Holms Energy closes.  Our recent rate of use of cash in our operations over the last nine months has been approximately $3,000 per month.  Subsequent to September 30, 20019, as described in the Note 7 Subsequent Events section of our financial statement notes, the company raised $35,000 through the sale of it securities in two private transactions.  Given this recent rate of use of cash in our operations, unless we incur further debt or raise additional equity capital we do not have sufficient capital to carry on operations past December 2010.  Our long term capital requirements and the adequacy of our available funds will depend on many factors, including the eventual reporting company costs, public relations fees, and operating expenses, among others.  If we are unable to raise additional capital, generate sufficient revenue, receive loans from the officers on an as needed basis, or enter into a merger or acquisition transaction, we will have to curtail or cease our operations.

Net cash provided by financing activities for the period from June 6, 2008 (inception), through September 30, 2010, was $509,000.  This funding came from 43 investors in an offering of common stock at $0.033 per share totaling $110,250 that ended in October of 2008, $750 from our three officers for common stock at $0.0003 per share, a private common stock sale of 600,000 common shares for $10,000 on April 16, 2010, borrowings of $21,500 on related party notes payable of which $8,500 was paid back, and subscriptions received under the private placement totaling $375,000

On June 28, 2010, we initiated a private placement of a minimum of 3,000,000 units and a maximum of 5,000,000 units of its restricted common stock at $0.50 per Unit.  Each Unit consists of two shares of common stock and one common stock purchase warrant that is exercisable at $.50 per share for a period of three years.  No Units were to be sold unless we received subscriptions for at least 3,000,000 Units on or before November 30, 2010, unless negotiated otherwise by the parties.  All subscription funds were held in a special account pending the closing of a proposed Asset Purchase Agreement between Multisys Acquisition, Inc., the wholly owned subsidiary of Multisys and Holms Energy.  During the nine months ended September 30, 2010, we received subscriptions totaling $375,000.  Subsequently this private placement was closed on November 26, 2010, when Multisys issued 6,180,000 shares of our restricted common stock to 25 accredited investors and three non-accredited investors, at $.25 per share.   The gross proceeds from the private placement offering were $1,545,000.

Liquidity is a measure of a company’s ability to meet potential cash requirements.  We have historically met our capital requirements through the issuance of stock and by borrowings.  In the future, we anticipate we will be able to provide the necessary liquidity we need by the revenues generated from the sales of our oil reserves in our existing properties, however, if we do not generate sufficient sales revenues we will continue to finance our operations through equity and/or debt financings.

The following table summarizes total current assets, total current liabilities and working capital at September 30, 2010.

September 30,
2010

Current Assets	$386,963

Current Liabilities	$406,805

Working Capital	$(19,842)

*As of the closing of our private placement on November 26, 2010 our Working Capital is Positive.

Satisfaction of our cash obligations for the next 12 months.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing and JV drilling partnerships.  We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues, which may take the several months to fully realize.  In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.  However, due to our low overhead, we are not dependant on new capital if we do not wish to accelerate our drilling programs and/or buy up working interests in potential wells during the next 12 months.

Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of sales or development fees, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings to the extent necessary to provide working capital.

Based on its current proposed plans and assumptions, we anticipate that the net proceeds of the recently completed private placement will only be sufficient to fund our operations and capital requirements for approximately 12 months.  Accordingly, we will have to either (i) obtain additional debt or equity financing during the next 12-month period in order to fund its working capital needs, or (ii) begin to derive income from its mineral rights.  See “Risk Factors – Need For Additional Funding.”

Over the next twelve months we believe that existing capital and anticipated funds from operations will be sufficient to sustain current operations and planned expansion.  We may seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.  No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity.  In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We anticipate incurring operating losses over the next six months.  Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in the oil and gas exploration industry.  Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth.  To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern

The financial statements included in our filings have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of our Company as a going concern.  Management may use borrowings and security sales to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required, will be available.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Summary of product research and development that we will perform for the term of our plan.

We do not anticipate performing any significant product research and development under our plan of operation until such time as we can raise adequate working capital to sustain our operations.

Expected purchase or sale of any significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or anticipated to be needed in the next twelve months.

Significant changes in the number of employees.

We currently have 2 full time employees (both Officers of the Company).  If drilling production activities commence, we may hire additional technical, operational and administrative personnel as appropriate.  We do not expect a significant change in the number of full time employees over the next 12 months. We are using and will continue to use the services of independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates.

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.   All significant accounting policies have been disclosed in Note 2 to the consolidated financial statements for the years ended December 31, 2009 and 2008 filed with the SEC on Form 10-K.  Our critical accounting policies are:

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

Multisys Language Solutions’ intangible assets are composed of an exclusive Software Reseller Agreement with Strokes International AG and a Sales and Marketing Agreement with Xiamen Eurotech Intelligence Commercial & Trading Co.

Revenue Recognition

The Company follows the guidance of paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive royalties from distribution of interactive multimedia language education software sold by an independent third party distributor assigned by the Company in the Territory.  The Company entered into a Sales and Marketing Agreement (“Sales Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”).  Pursuant to the Sales Agreement, Xiamen will pay the Company $4.00 (equivalent to ~27 RMB using the currency exchange rate of today’s date) for each unit of language education software sold by Xiamen in the Territory.  The royalty is calculated on a quarterly basis, and a royalty report detailing the total number of units sold by Xiamen during the reporting period at the applicable royalty rate of $4.000 per unit sold as well as the royalty payment is due within thirty (30) days after the last day of the reporting period.  The Company recognizes revenues upon receipts of the royalty report.  If the Company determines that collection of the royalty is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Quantitative and Qualitative Disclosure of Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

PROPERTIES

Office Locations

We have been provided office space at no cost by the former President and Chief Executive Officer.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements to date.  The company anticipates a new office lease will be executed on or around December 10, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on December 2, 2010, held by our directors and executive officers and by those persons known to beneficially own more than 5% of our capital stock.  The percentage of beneficial ownership for the following table is based on 52,477,500 shares of common stock outstanding as of December 2, 2010.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after December 2, 2010 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Val M. Holms- CEO, President, and Director	20,000,000 (3)	38.1%
Kent L. Jensen- CFO, Treasurer, and Director	1,250,000 (4)	2.4%
Karen S. Midtlyng- Secretary, Director	2,250,000 (5)	4.3%
David E. Boleneus- Director	250,000 (6)	0.5%
Frank H. Blair- Director	250,000 (7)	0.5%

1.

as used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of the Company.

2.	Figures are rounded to the nearest tenth of a percent.

3.	Includes 20,000,000 shares held directly

4.	Includes 1,250,000 shares held directly

5.	Includes 2,250,00 shares held directly

6.	Includes 250,000 shares held directly

7.	Includes 250,000 shares held directly

DIRECTORS AND EXECUTIVE OFFICERS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Pursuant to the acquisition of Holms Energy’s assets, some members of Holms Energy became the officers and directors of Multisys effective upon closing of the acquisition agreement.

The following table sets forth the persons that became the directors and executive officers of the Company after the Acquisition Closing.  The previous directors of Multisys appointed the nominees designated by Holms Energy as members of the board of directors of Multisys.  Subsequently, the current officers and directors of Multisys resigned their positions at Multisys, clearing the way for the appointment of new executive officers by the new board of directors of Multisys.  Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.  Officers and other employees serve at the will of the board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position
Val M. Holms	63	Chief Executive Officer, President and Director
Kent L. Jensen	47	Chief Financial Officer, Treasurer and Director
Karen S. Midtlyng	52	Secretary and Director
David E. Boleneus	63	Director
Frank H. Blair	74	Director

Family Relationships

There are no family relationships among our directors or officers

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed of those directors and the key members of the management team who became the officers, directors, and key employees of the Multisys on December 1, 2010 after the Asset Acquisition:

               Val M. Holms – 63, President, Chief Executive Officer and Director.  After being honorably discharged from the United States Marine Corps, 4th Force Recognizance Division in Viet Nam in 1969, he was the founder, sole owner and operator of Holms Building Services, Inc., a licensed general contracting company based in Missoula, Montana until 1984.  Beginning in 1971 until the present, Mr. Holms has been a private investor, a part time independent land man, organized several oil and gas limited partnerships, purchased and sold mineral leases, and arranged various oil and gas joint ventures in Montana, Oklahoma, Texas, and North Dakota .  From 1984 to 1988, he attended Rhema bible Institute and received a Bachelor degree in Theology.  From 1983 to 2010, Mr. Holms and his wife owned the Tra Ho Sutra Kenpo Karate School in Helena, MT.  Mr. Holms and his wife Mari Holms are the managing members of Holms Energy, LLC.

Kent L. Jensen – 47, Chief Financial Officer, Treasurer and Director.  Mr. Jensen received a Bachelor of Science degree in accounting and a Masters of Professional Accounting (Tax) from Weber State College, Ogden, Utah.  He holds a license as a Certified Managerial Accountant (CMA) and is a retired CPA.  From 1987 to 1989 he was a staff auditor for KPMG based in Portland, OR.  From 1989 to 1991, he was comptroller for Pacific Stationery & Printing Company, Portland.  In 1992, Mr. Jensen became the Chief Financial Officer for Ray’s Food Service, Inc. based in Clackamas, OR, and continued in that capacity until 1996, during which the company grew from $30M to $75M in sales.  From 1996 to 1998 he was the CFO of Applied Research, Inc, Portland.  In 1998, Mr. Jensen then became the CFO for Northwest Staffing Resources, Inc. in Portland and held that position until the end of 2001.  Since 2001 till present, Mr. Jensen has been the CFO of Alliance Management Group, Inc., a Portland based consulting company.

Karen S. Midtlyng – 52, Secretary and Director.  Ms. Midtlyng has an associate degree from the University of Montana, Helena College of Technology.  From 1978 to 2005, she was employed by U.S. Geological Survey (U.S.G.S.), Water Science Center, Helena, MT, and during her 27 years with the U.S.G.S. she performed a wide variety of duties.  Examples of her duties, responsibilities, and accomplishments during her employment by the U.S.G.S. included: 1) start to finish production of U.S.G.S. scientific reports, fact sheets and electronic documents; 2) preparation of all final copy for publication for the Montana Water Science Center; 3) training which consisted of expanded duties and studies at the U.S.G.S. National Training Center where she completed in online technical editing courses, online English/Grammar editing and methods for preparation of national publications; 4) Co-authoring of several U.S.G.S. publications; and 5) service as the Editorial Assistant for the U.S.G.S. in Helena.  From 2005 to present, she has been engaged as an independent consultant in providing services for small business in the Helena area where she assists in the establishing and implementation of business processes.

Frank H. Blair – 74, Director.  Mr. Blair received a Bachelor of Science degree in 1958 from Oregon State University.  Mr. Blair is a Certified Professional Geologist, CPG, Number: 03517, and certified by the state of Idaho, Number: 414.  He is a member of the American Institute of Professional Geologists and a Honorary Life Member of Northwest Mining Association & Society of Mining Engineers.  From 1964 to 1974, he was managing geologist for Freeport Exploration Company and evaluated mineral deposits in the Northwest and oil and gas projects for Freeport Oil Company in the states of Colorado and Wyoming.  From 1974 through 1994, Mr. Blair offered a wide variety of geological services and operated at F.H. Blair & Associates.  During this period Mr. Blair had contracts with; 1) The Anschutz Corporation, which was a combination of oil, gas and mineral exploration; 2) Placer Dome, Inc.; 3) Puget Sound Energy; 4) Earth Resources, Inc.; 4) Pegasus Exploration, Inc.; 5) Agnico-Eagle (USA); 6) Bunker Hill Corp; 7) Gulf Resources, Inc.; 8) Fremont Mining Co.; 9) Canadian Superior; and 10) numerous small to mid-sized mineral and oil exploration companies.  From 1995 to 1997 Mr. Blair managed a 500 square mile concession for Minerea Yamana, Inc, based in Asuncion, Paraguay.  From 1997 to present, Mr. Blair has owned and operated Blair Exploration Associates (BLEXAS) based in Spokane, WA.  BLEXAS specializes in resource management, and formulating and implementing exploration projects in North and South America.  The primary targets of the exploration program are base metals and precious metals, which resulted in the discovery of the first lode gold deposit discovered in Paraguay.

David E. Boleneus – 63, Director.  Mr. Boleneus received his Bachelor of Science in Geology and Certificate in Geographical Information Systems (GIS) from Eastern Washington University.  He earned a Master of Science degree in Geology from Louisiana State University.  He also earned his Masters of Business Administration from the University of Phoenix in Denver, Colorado.  He is proficient in geohydrology, geophysics, Spanish, and computer (GIS) mapping.  Mr. Boleneus' professional experience includes working as a Petroleum geologist in Denver, Colorado, at Sohio Petroleum Co. (Standard Oil Company of Ohio) from 1980 to 1985.  From 1985 to 1996, he was a mining engineer in Denver, Colorado, with the U.S. Bureau of Mines.  From 1997 to early 2007, Mr. Boleneus served as a Research Scientist at the U.S. Geological Survey.  From early 2007 to the present, Mr. Boleneus has been a consultant for InfoMine, Inc., based in Spokane, Washington concerning mining and milling cost engineering, and economic analysis of mining operations.  At the beginning of 2007 through the present, he has been the owner of HydroImaging, Inc. based in Spokane, Washington, which consults on electrical geophysics, mine cost engineering.  Mr. Boleneus has authored over 100 professional reports including: in-house reports, staff reports, technical presentations, and industry publications.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five years, no present director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent, or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee, our directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. The Company does currently have a written audit committee charter.

We have no financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations and financial experience of our officers, we believe the services of a financial expert are not warranted.

Code of Business Conduct and Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.  Our board of directors perform some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we have only one current director and have never received a stockholder nomination for additional directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our former executive officers, Janelle Edington and Raymond Kuh, and our current executive officers as of December 2, 2010. The current executive officers have received no cash compensation in 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Janelle Edington, Former Chief Executive Officer (1)	2010 2009	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$6,000 $6,000	-0- $6,000
Raymond Kuh(2) Former Chief Financial Officer	2010 2009	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$2,000 -0-	-0- -0-
Val M. Holms Chief Executive Officer	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kent L. Jensen Chief Financial Officer	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Janelle Edington was replaced as officer and director by Val M. Holms on December 1, 2010.
(2)	Raymond Kuh was replaced as officer and director by Kent L. Jensen on December 1, 2010.

The following table sets forth the outstanding equity awards to the Company’s executive officers as of the quarter ended September 30, 2010.

Outstanding Equity Awards at Fiscal Year-End:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Janelle Edington	0	0	0	-	-	0	0	0	0
Raymond Kuh	0	0	0	-	-	0	0	0	0
Christopher Wetzel	0	0	0	-	-	0	0	0	0

Compensation Committee

We currently do not have a compensation committee of the board of directors. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation.

Director Compensation and Other Arrangements

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the fiscal year ended December 31, 2009, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity incentive Plan Com- pensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All other Compensa- tion ($) (g)	Total ($) (h)
Janelle Edington	0	0	0	0	0	0	0
Raymond Kuh	0	0	0	0	0	0	0
Christopher Wetzel	0	0	0	0	0	0	0

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in Cash Consideration set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with us, or any change in control of our company, or a change in the person’s responsibilities following a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons, Promoters, and Certain Control Persons

On June 10, 2008, an aggregate of 2,250,000 shares of common stock were purchased by our founders at $0.00033 shares per share for aggregate gross proceeds of $2,250, as follows: 1,500,000 shares of common stock were issued to Janelle Edington, our former President and CEO, 375,000 shares were issued to Christopher Wetzel, former Vice President and director, and 375,000 shares were issued to Raymond Kuh, CFO, former Treasurer, Secretary and director.

On November 9, 2009, we borrowed $6,500 from our former President, Chief Executive Officer, and Director, Janelle Edington.  The note was unsecured, matured May 8, 2010 and bore interest at 6% per annum. On April 2, 2010, the note was repaid in full.

On May 28, 2010, we borrowed $15,000 from our former President, Chief Executive Officer, and Director, Janelle Edington.  The note was unsecured and matured November 23, 2010 and bore interest at 7% per annum.  We made a partial repayment of $2,000 on June 8, 2010, and payment on the remaining balance of $13,000 in principal outstanding on November 2, 2010, and repayment of accrued interest of $338.78 on November 5, 2010.

On November 12, 2010, the Officers were paid for services rendered on their work related to the acquisition of assets.  Janelle Edington received $6,000, Raymond Kuh received $2,000 and Christopher Wetzel received $2,000.

We acquired the Bakken leasehold interest from Holms Energy, LLC, for a total payment of $100,000 plus 40,000,000 shares of our restricted common stock, plus 5% royalty for 10 years on the Holms Property.  The closing of this transaction was also concluded on November 26, 2010.  Holms Energy, LLC, is managed and controlled by Val M. Holms, our current President, CEO, and a director, and his wife Mari P. Holms.  The Company believes that the terms and conditions of this transaction were no less favorable than those which would have been obtained from an unrelated third party.

Promoters and Certain Control Persons

The promoters of our company were Janelle Edington, Raymond Kuh, and Christopher Wetzel, our former officers and directors.  They received nothing of value in return for being a promoter.  The promoters did purchase shares of common stock for a price equal to the $.0033 par value on June 10, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  We have no knowledge that, as of the date of this filing, our directors, executive officers, and persons who own more than ten percent of our common stock, have not filed an initial Form 3, Form 4 current report, or an annual Form 5 in a timely manner.

Director Independence

Our Board of Directors has determined that none of our three directors are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have independent directors.  If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Board Meetings and Committees; Annual Meeting Attendance

We held our 2009 Annual Meeting on March 16, 2010.  Two directors, Janelle Edington and Christopher Wetzel, attended in person and the other officer, Raymond Kuh, attended telephonically.  Only one action by unanimous written consent was taken by the board of directors in 2009.  We held our 2010 Annual Meeting of Stockholders on June 21, 2010, one director, Janelle Edington, attended in person and the other officers, Raymond Kuh and Christopher Wetzel attended telephonically.  Multisys has not constituted any board committees.

Multisys does not have a policy with regard to board members’ attendance at annual meetings of security holders.

Nominating Committee.

Multisys does not have a nominating committee.  The full board of directors performs the functions of a nominating committee.  We are a development stage company with minimal revenues from operations, few employees, and with a lack of sufficient capital resources to attract new directors.  Our three current directors have served since Multisys was incorporated, so none of our three directors, Janelle Edington, Raymond Kuh and Christopher Wetzel have participated in the consideration of new director nominees, but would do so if such nomination was to occur.

Audit Committee, Audit Committee Financial Expert

We are not a “listed company” under SEC rules and are therefore not required to have an audit committee comprised of independent directors.  As we are a development stage company with minimal revenues from operations, few employees, and relatively simple financial statements, as of December 31, 2009 we had not constituted any board committees, including an audit committee.  In January 2009, we adopted charters for an Audit Committee, a Compensation Committee, and a Corporate Governance and Directors Nominating Committee, but will not have these committees until we have the resources to do so.  We do not have an audit committee financial expert who is an outside director.  As our business grows and our financial statements become more complicated, we intend to seek an outside director who can qualify as an audit committee financial expert.

Shareholder Communications

We have not provided a formal process related to stockholder communications with our board of directors.  We have stated in our proxy material that any stockholder who desires to contact our board of directors or specific members of the board may do so by writing to: The Board of Directors, Multisys Language Solutions, Inc., 1425 Birch Ave., Suite A, Helena, MT 59601.  We do not have a formal process for stockholder communication with our board of directors because we are currently a small company with very limited financial resources.  We expect to expand our corporate governance measures once we have increased financial resources.

Transfer Agent

Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, Nevada 89104, currently serves as the independent transfer agent and registrar for the our outstanding securities.  The transfer agent’s telephone number is (702) 818-5893.

LEGAL PROCEEDINGS

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this report, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock was listed on the OTC Bulletin Board of the National Association of Securities Dealers (“NASD”) on July 29, 2009, under the symbol “MLTX”.  There is currently no established “public market” for shares of our common stock.  No assurance can be given that any market for our common stock will develop or be maintained.

For any market that develops for our common stock, the sale of “restricted securities” (common stock) pursuant to Rule 144 of the Securities and Exchange Commission by members of management or any other person to whom any such securities were issued or may be issued in the future may have a substantial adverse impact on any such public market.  Present members of management and shareholders at December 2, 2010 when the company ceased to be a “shell” company, will satisfy the one year holding period of Rule 144 for public sales of their respective holdings in our Company in accordance with Rule 144 on December 2, 2011.  See the caption “Recent Sales of Unregistered Securities”, of this Item, below.  A minimum holding period of one year is required for resales under Rule 144, along with other pertinent provisions, including publicly available information concerning our Company; limitations on the volume of restricted securities which can be sold in any ninety (90) day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The bid and offer price for the shares of common stock of our Company for the quarterly periods from July 1, 2009 through June 30, 2010 are as follows:

	Closing Bid		Closing Ask
2009-2010	High	Low	High	Low
July 1 – September 30, 2009	NONE	NONE	NONE	NONE
October 1 – December 31, 2009	NONE	NONE	NONE	NONE
January 01 – March 31, 2010	NONE	NONE	NONE	NONE
April 1 – June 30, 2010	NONE	NONE	NONE	NONE

These prices were obtained from the National Quotation Bureau, Inc. (“NQB”) and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

The number of record holders of the Company’s common stock as of the date of this Report is approximately 78.

Dividends

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, we do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Securities Authorized for Issuance under Equity Compensation Plans

Stock Option Plan

The Board of Directors approved the Stock Option Plan on November 3, 2008 and then on June 16, 2010, authorized an increase in the total common stock, $.001 par value, available in the Corporation's 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares, to be granted to officers, directors, consultants, advisors and other key employees of the Corporation and its subsidiaries.  This was ratified by the shareholders on November 12, 2010.  The total number of options that can be granted under the plan will not exceed 5,000,000 shares.  Non-qualified stock options will be granted by the Board of Directors with an option price not less than the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant.  In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock.

Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.  This plan is intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the Company’s continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to the Company in the future.

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 2, 2010.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights.	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders	0	$0	5,000,000
Total	3,780,000	$.447	5,000,000

RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 2010, we entered into two definitive agreements relating to the private placement of $35,000 of our securities through the sale of 140,000 total shares of our common stock at $0.25 per share, with 70,000 total warrant shares attached that are exercisable at $.50 per share for three years from the date of this sale, to two accredited investors.  In conjunction with the private placement, there were no fees, commissions, or professional fees for services payable.  The placement was undertaken by the officers of Multisys.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The proceeds from these sales of unregistered securities were used to paying outstanding debt.

On November 26, 2010, Multisys issued 6,180,000 shares of our restricted common stock to 25 accredited investors and three non-accredited investors, at $.25 per share in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933.

Shares were offered in $.50 Units consisting of two shares of common stock and one Stock Purchase Warrant to purchase one share of common stock at $.50 for three years, callable at $0.01 per share at any time after November 26, 2011, if the underlying shares are registered, and the common stock trades for 20 consecutive trading days at an average closing sales price of $.75 or more.  The gross proceeds from the private placement offering were $1,545,000.

The private placement offering was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and Section 4(2) of the Securities Act.  The purchasers of the shares were provided with a private placement memorandum as well as copies of our Form 10-K filed on March 31, 2010 and our Form 10-Q for the quarter ended March 31, 2010, our Form 10-Q for the quarter ended June 30, 2010 filed on May 19, 2010.   We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that they were capable of evaluating the merits and risks of the investment.  The recipients had the opportunity to speak with our officers and directors prior to its investment decision.

The net proceeds to us from the sale of the 6,180,000 shares, after deducting the expenses of this Offering and assuming that the maximum permitted commissions and non-accountable allowances are paid, are estimated to be approximately $1,400,000.  $80,000 was paid out in finder’s fees pursuant a consulting contract for identifying potential investors that amounted to $800,000 invested in the Private Placement.  We used the funds from the private placement approximately as follows, (i) $400,000 was allotted to Holms Energy in exchange for the Greenfield mineral rights; (ii) $100,000 was used for the acquisition of the Holms Energy assets; (iii) 80,000 was paid in finder’s fee consulting contracts; and (iv) The balance of $820,000 was allocated to cover costs of the fundraising and acquisitions, and general working capital purposes of the Company.

The allocation of the net proceeds from the recent private placement set forth above represents our best estimate based upon its currently proposed plans and assumptions relating to its operations and certain assumptions regarding general economic conditions.  If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes.  We may also use a portion of the net proceeds for the acquisition of additional mineral right which we believe is complimentary to those of our company.  Pursuant to the Asset Purchase Agreement, the company acquired existing mineral rights from Rocky and Evenette Greenfield from Holms Energy, who paid $400,000 as an initial down payment and now installment payments in the amount of $120,000 per year plus interest at 5% per annum for 8 years and a balloon payment in the amount of $299,000 totaling $1,649,000 plus interest will be due.

Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, or other similar short-term, interest bearing investments.

On November 26, 2010, under the Asset Purchase Agreement, Multisys Acquisition issued Holms Energy 40,000,000 shares of restricted common stock,.  With the issuance of the 40,000,000 shares to the Holms Energy members, they own a controlling interest in Multisys.  Subsequent to the closing, Holms Energy disburses 40,000,000 shares to its members on a ratable ownership basis.  See Item 5.01 - Changes in Control of Registrant, “Recent Sales of Unregistered Securities” below, which is incorporated herein by reference.

The issuance of the shares to the members of Holms Energy, LLC was exempt from registration pursuant to Rule 505 of Regulation D under the Securities Act of 1933 and Section 4(2).  The members of Holms Energy were the members of Holms Energy, LLC will be provided with copies of our Form 10-K filed on March 31, 2010 and our Form 10-Q for the quarter ended March 31, 2010, our Form 10-Q for the quarter ended June 30, 2010 filed on May 19, 2010 and a copy of our definitive Schedule 14A.  In addition they will each sign investor representation letters indicating that they are sophisticated investors who have the experience and resources to assess the valuation of the transaction and undertaking not to sell their shares without an applicable exemption from registration.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company’s Articles of Incorporation and bylaws, copies of which will be furnished to prospective investors upon written request.

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 52,477,500 shares were outstanding as of December 2, 2010.  We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.  Holders of common stock have no cumulative voting rights.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $0.01 par value Preferred Stock, of which no shares are currently issued or outstanding.  Under our Articles of Incorporation, the board of directors will have the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the preferred stock of any other series.  The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock.  The board of directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series.  Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

Warrants

As of December 2, 2010, there were warrants outstanding to purchase 3,780,000 shares of our common stock; 1) 300,000 at an exercise price of $.033 per share may be exercised any time prior to their expiration on June 11, 2011; 2) 70,000 at a price of $.50 per share may be exercised any time prior to their expiration on November 1, 2013, but callable at $0.01 per share at any time after November 1, 2011 if the underlying shares are registered and the common stock trades for 20 consecutive trading days at an average closing sales price of $.75 or more; 3) 320,000 at an exercise price of $.25 per share that may be exercised any time prior to their expiration on November 26, 2013; 4) 3,090,000 at an exercise price of $.50 per share that may be exercised any time prior to their expiration on November 26, 2013, but callable at $0.01 per share at any time after November 26, 2011 if the underlying shares are registered and the common stock trades for 20 consecutive trading days at an average closing sales price of $.75 or more.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.   This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our Financial Statements are included in Item 9.01 on this periodic report on Form 8-K.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(1)  Previous Independent Registered Public Accounting Firm

(i)

On June 9, 2010, Multisys Language Solutions, Inc. (“Registrant”) dismissed its independent registered public accounting firm, Li & Company, PC (“Li & Company”).

(ii)

The reports of Li & Company on the financial statements of the Registrant as of December 31, 2009 and 2008, for the fiscal years then ended and for the period from June 6, 2008 (inception) through December 31, 2009, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(iii)

The decision to change independent registered public accounting firm was recommended and approved by the Board of Directors of the Registrant.

(iv)

During the Registrant’s most recent fiscal year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, and the subsequent interim period through June 9, 2010, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)

On June 9, 2010, the Registrant provided Li & Company with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements.  A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(2)  New Independent Registered Public Accounting Firm

On June 9, 2010, concurrently with the dismissal of Li & Company, upon approval of the Registrant’s Board of Directors the Registrant engaged MaloneBailey, LLP (“MaloneBailey”) as its new independent registered public accounting firm to audit and review the Registrant’s financial statements effective immediately.  During the most recent fiscal year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, the subsequent interim period through June 9, 2010, the date of the engagement of MaloneBailey, neither the Registrant, nor anyone on its behalf, has consulted MaloneBailey regarding:

(i)

either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 1, 2010, after the closing of the Asset Purchase Agreement transaction with Holms Energy, LLC on November 26, and based on an informal agreement in place between Multisys and Holms Energy with regard to that transaction, our board of directors elected the following persons who were nominees designated by Holms Energy, LLC as members of the board of directors of Multisys on December 1, 2010: Val M. Holms, Kent L. Jensen, Karen S. Midtlyng, David E. Boleneus and Frank H. Blair.  The biographical information concerning these elected directors are included in Item 5.01 under the Directors and Executive Officers section above.  These directors were elected based on an informal arrangement between Multisys and Holms Energy pursuant to the Asset Purchase Agreement under which Multisys issued 40 million shares to Holms Energy as part of the purchase price for the acquisition of certain mineral rights by Multisys from Holms Energy which resulted in the change in control of Multisys.

Subsequently, also on December 1, 2010, the following officers and directors of Multisys resigned their positions at Multisys: Janelle Edington, Director, President and Chief Executive Officer; Raymond Kuh, Director, Chief Financial Officer, Secretary and Treasurer; Christopher Wetzel, Director and Vice President.

On December 1, 2010, the new board of directors appointed the following executive officers:  Val M. Holms, President and Chief Executive Officer; Kent L. Jensen, Chief Financial Officer, Treasurer; and Karen S. Midtlyng, Secretary.  The biographical information concerning these appointed executive officers are included in Item 5.01 under the Directors and Executive Officers section above.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 29, 2010, Multisys filed a Certificate of Amendment with the Secretary of State of Nevada pursuant to which its Articles of Incorporation will be amended to change the name of the corporation from Multisys Language Solutions, Inc. to “Bakken Resources, Inc.”, effective December 10, 2010.  See Item 5.01 – Changes in Control of Registrant, above, which is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

As a result of the acquisition of certain mineral assets from Holms Energy, LLC pursuant to the Asset Purchase Agreement entered into on November 29, 2010, we are no longer considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), as Multisys now  has significant non-cash assets. See Item 5.01 – Changes in Control of Registrant, above, which is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On November 26, 2010, Holms Energy assigned the Greenfield Mineral Rights with related future payment schedule which Holms Energy acquired on November 12, 2010 from exercising the Option to Purchase Mineral Rights and executing the related Asset Purchase Agreement with Rocky and Evenette Greenfield.  The assignment to Multisys was in exchange for forgiveness of $385,000 of the $485,000 loan due to Multisys.  The other $100,000 was used to satisfy one aspect of the Asset Purchase Agreement between Holms Energy and Multisys, it was applied to this and the debt was considered paid in full.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Audited Balance Sheet of Multisys Language Solutions, Inc., and the related statement of operations, stockholders’ deficit, and cash flows, for the period from inception (June 6, 2008) through December 31, 2009.

Unaudited Interim Consolidated Financial Statements of Multisys Language Solutions, Inc. for the Interim Period Ended June 30, 2010 and 2009

(b)	Pro Forma Financial Information Unaudited Pro Forma Condensed Financial Statements reflecting the combined financial effect of the Merger as if the Merger had been consummated on September 30, 2010.
(c)	Shell Company Transactions None
(d)	Exhibits.

(a)  Financial Statements of Businesses Acquired

Audited Balance Sheet of Multisys Language Solutions, Inc., and the related statement of operations, stockholders’ deficit, and cash flows, for the period from inception (June 6, 2008) through December 31, 2009.

MULTISYS LANGUANGE SOLUTIONS, INC. (A Development Stage Company) December 31, 2009 and 2008 INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	47
Balance Sheets for December 31, 2009 and 2008	48
Statements of Operations for the Year Ended December 31, 2009 and for the Period from June 6, 2008 (Inception) through December 31, 2008 and for the Period from June 6, 2008 (Inception) through December 31, 2009	49
Statement of Stockholders’ Equity (Deficit) for the Period from June 6, 2008 (Inception) through December 31, 2009	50
Statements of Cash Flows for the Year Ended December 31, 2009, for the Period from June 6, 2008 (Inception) through December 31, 2008 and for the Period from June 6, 2008 (Inception) through December 31, 2009	51
Notes to Financial Statements	52 to 61
Interim Consolidated Financial Statements for the Interim Period Ended September 30, 2010 and 2009 (Unaudited)	62 to 69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Multisys Language Solutions, Inc.

(A development stage company)

Las Vegas, Nevada

We have audited the accompanying balance sheets of Multisys Language Solutions, Inc. (a development stage company) (the “Company”) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009, for the period from June 6, 2008 (inception) through December 31, 2008 and for the period from June 6, 2008 (inception) through December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the period for the year ended December 31, 2009, for the period from June 6, 2008 (inception) through December 31, 2008 and for the period from June 6, 2008 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at December 31, 2009, a net loss and cash used in operations for the year ended December 31, 2009, respectively, with no revenues during the period.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

April 5, 2010

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash	$3,855	$25,349
Accounts receivable	2,036	-

Total Current Assets	5,891	25,349

SOFTWARE RESELLER AGREEMENT
Software Reseller Agreement	10,000	10,000
Accumulated Amortization	(1,583)	(583)

SOFTWARE RESELLER AGREEMENT, net	8,417	9,417

Total Assets	$14,308	$34,766

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	3,919	$-
Royalty payable	102	-
Accrued expenses	6,732	10,675
Note payable – officer	6,500	-

Total Current Liabilities	$17,253	$10,675

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued or outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
1,852,500 shares issued and outstanding	1,853	1,853
Additional paid-in capital	109,147	109,147
Deficit accumulated during the development stage	(113,945)	(86,909)

Total Stockholders’ Equity (Deficit)	(2,945)	24,091

Total Liabilities and Stockholders’ Equity (Deficit)	$14,308	$34,766

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		For the Period from	For the Period from
	For the Year	June 6, 2008	June 6, 2008
	Ended	(Inception) through	(Inception) through
	December 31, 2009	December 31, 2008	December 31, 2009

REVENUES EARNED
DURING THE DEVELOPMENT STAGE	$3,684	$-	$3,684

OPERATING EXPRENSES
Distribution and advertising	-	60,000	60,000
Amortization	1,000	583	1,583
Officer’s compensation	6,000	9,000	15,000
Professional fees	23,004	14,142	37,146
Royalty	184	-	184
General and administrative expenses	499	3,184	3,683

Total Expenses	30,687	86,909	117,596

LOSS FROM OPERATIONS	(27,003)	(86,909)	(113,912)

OTHER (INCOME) EXPENSES

Interest expense	33	-	33

Total other (income) expenses	33	-	33

LOSS BEFORE TAXES	(27,036)	(86,909)	(113,945)

INCOME TAXES	-	-	-

NET LOSS	$(27,036)	$(86,909)	$(113,945)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.01)	$(0.07)	$(0.07)

Weighted common shares outstanding
- basic and diluted	1,852,500	1,219,559	1,622,038

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period from June 6, 2008 (inception) through December 31, 2009

	Common stock, $.001 par value		Additional Paid-in	Deficit Accumulated during the Development	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	Income	(Deficit)

Balance – June 6, 2008 (Inception)	-	$-	$-	$-	$-	-

Issuance of common stock for cash
upon formation at $0.001 per share	500,000	500				500

Issuance of common stock for cash
in August 2008 at $0.001 per share	250,000	250				250

Issuance of common stock for cash
in September 2008 at $0.10 per share	1,092,500	1,093	108,157			109,250

Issuance of common stock for cash
in October, 2008 at $0.10 per share	10,000	10	990			1,000

Net loss				(86,909)		(86,909)

Balance – December 31, 2008	1,852,500	1,853	109,147	(86,909)	-	24,091

Net loss				(27,036)		(27,036)

Balance – December 31, 2009	1,852,500	$1,853	$109,147	$(113,945)	$-	$(2,945)

See accompanying notes to the financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
		June 6, 2008	June 6, 2008
	For the Year Ended	(Inception) through	(Inception) through
	December 31, 2009	December 31, 2008	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(27,036)	(86,909)	$(113,945)

Adjustments to reconcile net loss to net cash
used in operating activities
Amortization expense	1,000	583	1,583
Changes in operating assets and liabilities:
Accounts receivable	(2,036)	-	(2,036)
Accounts payable	3,919	-	3,919
Royalty payable	102		102
Accrued expenses	(3,975)	10,675	6,700

NET CASH USED BY OPERATING ACTIVITIES	(28,026)	(75,651)	(103,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Software Reseller Agreement	-	(10,000)	(10,000)

NET CASH USED IN INVESTING ACTIVITIES	-	(10,000)	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	6,532	-	6,532
Proceeds from sale of common stock	-	111,000	111,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,532	111,000	117,532

NET CHANGE IN CASH	(21,494)	25,349	3,855

Cash at beginning of period	25,349	-	-

Cash at end of period	$3,855	$25,349	$3,855

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$33	$-	$33
Taxes paid	$-	$-	$-

See accompanying notes to the financial statements.

Multisys Language Solutions, Inc.

(A Development Stage Company)

December 31, 2009 and 2008

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

Multisys Language Solutions, Inc. (a development stage company) (“MLS” or the “Company”) was incorporated on June 6, 2008 under the laws of the State of Nevada.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of PRC (“Hong Kong SAR”), Macao Special Administrative Region of PRC (“Macao SAR”) and Taiwan (“Territory”) pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the Territory.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized some nominal amount of revenues since inception, the Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Software reseller agreement

The Company has adopted the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for the Software Reseller Agreement.  Under the requirements as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification, the Company amortizes the costs of the acquired Software Reseller Agreement over its estimate useful life of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s long-lived assets, which include the software reseller agreement, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets at December 31, 2009.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, accounts payable, royalty payable, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the year ended December 31, 2009, 2008 or for the period from June 6, 2008 (inception) through December 31, 2009.

Revenue recognition

The Company follows the guidance of paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  The Company will derive royalties from distribution of interactive multimedia language education software sold by an independent third party distributor assigned by the Company in the Territory.  The Company entered into a Sales and Marketing Agreement (“Sales Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”).  Pursuant to the Sales Agreement, Xiamen will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by Xiamen in the Territory.  The royalty is calculated on a quarterly basis, and a royalty report detailing the total number of units sold by Xiamen during the reporting period at the applicable royalty rate of $4.000 per unit sold as well as the royalty payment is due within thirty (30) days after the last day of the reporting period.  The Company recognizes revenues upon receipts of the royalty report.  If the Company determines that collection of the royalty is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Stock-based compensation for obtaining employee services

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of paragraph 718-10-30-3 of the FASB Accounting Standards Codification using the modified prospective method for transactions in which the Company obtains employee services in share-based payment transactions.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

The fair value of options, if any, is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

-

The Company uses historical data to estimate employee termination behavior.  The expected life of options granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the options are expected to be outstanding.

-	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the options.
-	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the option.
-	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the option.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, if any.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

The Company’s board of directors approved the adoption of the “2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on June 6, 2008.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

The Board of Directors did not grant the issuance of any non-statutory stock options from the Company’s 2008 Non-Qualified Stock Option Plan for the year ended December 31, 2009 or the period from June 6, 2008 (inception) through December 31, 2008.

Equity instruments issued to parties other than employees for acquiring goods or services

The Company accounted for instruments issued to parties other than employees for acquiring goods or services under the recognition and measurement principles of the fair value recognition provisions of section 505-50-30 of the FASB Accounting Standards Codification(“FASB ASC Section 505-50-30”).  Pursuant to FASB ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

The fair value of the warrants is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

-

The expected life of warrants granted is derived from paragraph 718-10-S99-1 of the FASB Accounting Standards Codification and represents the period of time the warrants are expected to be outstanding.

-	The expected volatility is based on a combination of the historical volatility of the comparable companies’ stock over the contractual life of the warrants.
-	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the contractual life of the warrants.
-	The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the contractual life of the warrants.

Income tax

The Company accounts for income taxes under paragraph 710-10-30-2 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification.  Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

Net loss per common share

Net loss per common share is computed pursuant to paragraph 260-10-45-10 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through stock warrants.

The following table shows the weighted-average number of potentially outstanding dilutive shares excluded from the diluted net loss per share calculation for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008 as they were anti-dilutive:

	Weighted average number of potentially outstanding dilutive shares
	For the Year Ended December 31, 2009	For the Period from June 6, 2008 (inception) to December 31, 2008
Warrants issued on June 11, 2008 in connection with the Company’s June 11, 2008 acquisition of the software reseller agreement with an exercise price of $0.10 per share and expiring three (3) years from the date of issuance	100,000	100,000

Total potentially outstanding dilutive shares	100,000	100,000

Recently issued accounting pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls.  The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls.  This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010.  Commencing with its annual report for the fiscal year ending December 31 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

-	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
-	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
-	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments – Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.

A subsidiary or group of assets that is a business or nonprofit activity

2.

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $113,945 at December 31, 2009 and had a net loss of $27,036 and cash used in operations of $28,026 for the year ended December 31, 2009, respectively, with nominal amount of revenues since inception.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient  revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SOFTWARE RESELLER AGREEMENT

On June 11, 2008, the Company acquired an exclusive Software Reseller Agreement (“Software Reseller Agreement”) for the People’s Republic of China (“PRC”) to market an interactive multimedia language education software package.  The Software Reseller Agreement was originally granted by Strokes International AG to Peter Schmid, an individual, who later sold and conveyed his legal interest in the Software Reseller Agreement to Multisys Language Solutions, Inc.  The Company purchased the Software Reseller Agreement in consideration of (i) $10,000 in cash and (ii) a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, and (iii) a royalty equal to 4% of all revenue received from the sale of all language education software sold in the PRC.  Pursuant to the Software Reseller Agreement the Company is required to pay Strokes International AG (“Strokes”) 40% of the suggested retail price on each unit sold.

The fair value of warrant grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

June 11, 2008

Risk-free interest rate	3.16%
Dividend yield	0.00%
Expected volatility	0.00%
Expected option life (year)	3.00

The warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share was valued at its fair market value at the date of issuance, using the Black-Scholes valuation model, of nil.

On June 23, 2008, the Company entered into an Exclusive Marketing and Distribution Agreement (“Distribution Agreement”) with Xiamen Eurotech Intelligence Commercial & Trading Co., Ltd. (“Xiamen”), effective July 1, 2008 for a term of one and a half years expiring on December 31, 2009 with automatic renewal if Xiamen achieves defined objectives of the sales.  Pursuant to the Distribution Agreement, Xiamen assumed the underlying financial obligations of the Software Reseller Agreement and will directly remit proceeds from the sale of Language Education Software to Strokes.  Under the terms and conditions of the Resellers Agreement the Company agreed to sell three different interactive multimedia language education software programs for the following Net Retail Prices (NRP): (1) 385 RMB for the beginners program; (2) 556 RMB for the intermediate program; and (3) 726 RMB for the advanced program.  Since the products will be produced in the PRC by Xiamen, the costs for production, duplication, packaging, printing and marketing expenses in the amount of 45 RMB for the beginners program, 55 RMB for the intermediate program, and 65 RMB for the advanced program will be deducted from the NRP before calculating 40% of the NRP payable to Strokes.  Xiamen retains 60% of the NRP to cover all operating costs and will pay the Company $4.00 (equivalent to RMB27.38 using the currency exchange rate at December 31, 2008) for each unit of language education software sold by XIAM in the Territory.

Software reseller agreement at cost at December 31, 2009 and 2008 consisted of the following:

	December 31, 2009	December 31, 2008

Software reseller agreement	$10,0000	$10,000
Accumulated amortization	(1,583)	(583)
	$8,667	$9,417

Amortization expense

Amortization expense for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008 was $1,000 and $583 respectively.  Amortization expense for the next five years is $1,000 per year.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

The Company sold 500,000 shares of common stock at par to the president, CEO and Chairwoman of the Board of the Directors for $500 in cash in June, 2008 upon its formation.

In August, 2008 the Company sold 250,000 shares at par to two (2) officers and directors for $250 in cash.

In September, 2008, the Company sold 1,092,500 shares of common stock at $0.10 per share to 41 individuals for $109,250 in cash.

In October, 2008, the Company sold 10,000 shares of common stock at $0.10 per share to one (2) individuals for $1,000 in cash.

Stock options

The Company’s board of directors approved the adoption of the “2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on June 6, 2008.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

The Board of Directors had not approved or granted any non-statutory stock options from the Company’s 2008 Non-Qualified Stock Option Plan for the year ending December 31, 2009 or the period from June 6, 2008 (inception) through December 31, 2008.

Warrants

In connection with the entry into the Software Reseller Agreement, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock at $0.10 per share expiring three (3) year from the date of the issuance, all of which has been earned upon issuance.  The fair value of these warrants granted, estimated on the date of grant, was nil at the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Expected warrant life (year)	3.00
Expected volatility	0.00%
Risk-free interest rate	3.16%
Dividend yield	0.00%

The table below summarizes the Company’s warrants activity for the period from June 6, 2008 (inception) through December 31, 2009:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, June 6, 2008	-	$-	$-	$-	$-
Granted	100,000	0.10	0.10	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-

Balance, December 31, 2008	100,000	$0.10	$0.10	$-	$-
Granted	-	-	-	-	-
Canceled	-	-	-	-	-
Exercised	-	-	-	-	-
Expired	-	-	-	-	-

Balance, December 31, 2009	100,000	$0.10	$0.10	$-	$-

Earned and exercisable, December 31, 2009	100,000	$0.10	$0.10	$-	$-
Unvested, December 31, 2009	-	$0.10	$0.10	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2009:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$0.10	100,000	1.50	$0.10	100,000	0.10	$0.10

$0.10	100,000	1.50	$0.10	100,000	0.10	$0.10

NOTE 6 – INCOME TAXES

Deferred tax assets

At December 31, 2009, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $113,945 that may be offset against future taxable income through 2029.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $38,741 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $38,741.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $9,192 and $29,549 for the year ended December 31, 2009 and 2008, respectively.

Components of deferred tax assets as of December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$38,741	29,549
Less valuation allowance	(38,741)	(29,549)
Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2009	For the Period from June 6, 2008 (inception) through December 31, 2008

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 7 – RELATED PARTY TRANSACTIONS

Note payable – officer

On November 9, 2009, the Company entered into a promissory note with the President, Chief Executive Officer and Director, whereby the President made a loan to the Company in the amount of $6,500 for a period of One Hundred Eighty (180) days.  The promissory note bears interest at 6% per annum, and matures on May 8, 2010.

Consulting services provided by and compensation booked to officer

Consulting services provided by and compensation booked to the President, Chief Executive Officer and Director were $6,000 and $9,000 for the year ended December 31, 2009 and for the period from June 6, 2008 (inception) through December 31, 2008, respectively.

Free office space from the President, Chief Executive Officer and Director

The Company has been provided office space at no cost by the President, Chief Executive Officer and Director.  The management determined that such cost is nominal and did not recognize rent expense in its financial statements.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of December 31, 2009 through March 22, 2010, the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Unaudited Interim Consolidated Financial Statements for the Interim Period Ended June 30, 2010 and 2009

Multisys Language Solutions, Inc.

(A Development Stage Company)

Index to Consolidated Financial Statements

Contents                                                                                                                                                                                                              Page(s)

Unaudited Consolidated Balance Sheets at September 30, 2010 and December 31, 2009

Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2010 and 2009, and for the Period from June 6, 2008 (Inception) through September 30, 2010

Unaudited Consolidated Statement of Stockholders’ Equity (Deficit) for the Period from June 6, 2008 (Inception) through September 30, 2010

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2010 and 2009, and for the Period from June 6, 2008 (Inception) through September 30, 2010

Notes to the Unaudited Consolidated Financial Statements

62 63 64 65 66 to 69

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash	$375,288	$3,855
Accounts receivable	4,008	2,036
Total Current Assets	379,296	5,891

Software reseller agreement, net of accumulated
amortization of $2,333 and $1,583, respectively	7,667	8,417

Total Assets	$386,963	$14,308

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$14,909	$3,919
Accrued expenses	378,896	6,834
Note payable – officer	13,000	6,500
Total Current Liabilities	406,805	17,253

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
6,157,500 and 5,557,500 shares issued and outstanding,
respectively	6,158	5,558
Additional paid-in capital	114,842	105,442
Deficit accumulated during the development stage	(140,842)	(113,945)
Total Stockholders’ Deficit	(19,842)	(2,945)

Total Liabilities and Stockholders’ Deficit	$386,963	$14,308

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
					June 6, 2008
					(Inception)
	Three Months Ended		Nine Months Ended		through
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010

REVENUES EARNED DURING
THE DEVELOPMENT STAGE	$-	$1,648	$4,008	$1,648	$7,692

OPERATING EXPENSES:
Distribution and advertising	-	-	-	-	60,000
Amortization	250	250	750	750	2,333
Professional fees	10,872	2,556	28,231	19,419	80,377
Royalty	-	82	200	82	384
General and administrative expenses	268	45	1,396	1,479	5,079
Total Operating Expenses	11,390	2,933	30,577	21,730	148,173

LOSS FROM OPERATIONS	(11,390)	(1,285)	(26,569)	(20,082)	(140,481)

OTHER EXPENSES
Interest expense	131	-	328	-	361
Total other expenses	131	-	328	-	361

NET LOSS	$(11,521)	$(1,285)	$(26,897)	$(20,082)	$(140,842)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding
- basic and diluted	6,157,500	5,557,500	5,924,533	5,557,500

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
June 6, 2008 (Inception) through September 30, 2010
(Unaudited)

				Deficit
				Accumulated	Total
			Additional	during the	Stockholders’
	Common stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balances – June 6, 2008 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash
upon formation at $0.0003 per share	1,500,000	1,500	(1,000)	-	500

Issuance of common stock for cash
in August 2008 at $0.0003 per share	750,000	750	(500)	-	250

Issuance of common stock for cash
in September 2008 at $0.0333 per share	3,277,500	3,278	105,972	-	109,250

Issuance of common stock for cash
in October 2008 at $0.0333 per share	30,000	30	970	-	1,000

Net loss	-	-	-	(86,909)	(86,909)

Balances – December 31, 2008	5,557,500	5,558	105,442	(86,909)	24,091

Net loss	-	-	-	(27,036)	(27,036)

Balances – December 31, 2009	5,557,500	5,558	105,442	(113,945)	(2,945)

Issuance of common stock for cash
in April 2010 at $0.0167 per share	600,000	600	9,400	-	10,000

Net loss	-	-	-	(26,897)	(26,897)

Balances – September 30, 2010	6,157,500	$6,158	$114,842	$(140,842)	$(19,842)

See accompanying notes to the consolidated financial statements.

MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
			June 6, 2008
			(Inception)
	Nine Months Ended		through
	September 30,		September 30,
	2010	2009	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(26,897)	$(20,082)	$(140,842)
Adjustments to reconcile net loss to net cash
used in operating activities
Amortization expense	750	750	2,333
Changes in operating assets and liabilities:
Accounts receivable	(1,972)	(1,648)	(4,008)
Accounts payable	10,990	3,951	14,909
Accrued expenses	(2,938)	(8,293)	3,896
NET CASH USED IN OPERATING ACTIVITIES	(20,067)	(25,322)	(123,712)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Software Reseller Agreement	-	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	-	-	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note payable	15,000	-	21,500
Repayment of related party note payable	(8,500)	-	(8,500)
Proceeds received from common stock subscribed	375,000	-	375,000
Proceeds from sale of common stock	10,000	-	121,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	391,500	-	509,000

NET CHANGE IN CASH	371,433	(25,322)	375,288
Cash at beginning of period	3,855	25,349	-
Cash at end of period	$375,288	$27	$375,288

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$164	$-	$164
Taxes paid	-	-	-

See accompanying notes to the consolidated financial statements.

Multisys Language Solutions, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Multisys Language Solutions, Inc. (a development stage company) (“MLS” or the “Company”) was incorporated on June 6, 2008 in the State of Nevada.  The Company intends to distribute interactive multimedia language education software developed by Strokes International AG., an Austria based software company in the Great China Region including the People’s Republic of China (“PRC”), Hong Kong Special Administrative Region of PRC (“Hong Kong SAR”), Macao Special Administrative Region of PRC (“Macao SAR”) and Taiwan (“Territory”) pursuant to an exclusive Software Reseller Agreement (“Software Reseller Agreement”) via an independent third party software distribution company in the Territory.

Formation of Multisys Acquisition, Inc.

On June 3, 2010, the Company formed a wholly owned subsidiary, Multisys Acquisition, Inc. under the laws of the State of Nevada.  For the quarter ending September 30, 2010, Multisys Acquisition, Inc. was inactive.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America and with the rules and regulations of the Securities and Exchange Commission to Form 10-Q and Article 8 of Regulation S-X.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 and notes thereto contained in the information as part of the Company’s Annual Report on Form 10-K filed with the SEC on April 7, 2010. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009 as reported in the Form 10-K have been omitted. In the opinion of management, the unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are necessary to present fairly the financial position and the results of operations for the interim periods presented herein.  Unaudited interim results are not necessarily indicative of the results for the full year.

Reclassification

Certain amounts in the prior period consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had a working capital deficit of $27,509 and deficit accumulated during the development stage of $140,842 at September 30, 2010. In addition, the Company incurred a net loss of $26,897 and net cash used in operations of $20,067 for the nine months ended September 30, 2010, with nominal amount of revenues since inception. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient  revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OPTION TO PURCHASE ASSET AGREEMENT

On June 21, 2010 Holms Energy, LLC granted Multisys Acquisition, Inc., a wholly owned subsidiary of Multisys Language Solutions, Inc. an option to purchase certain assets.  Such assets are related to certain interests in oil and gas rights on acreage located in McKenzie County, North Dakota (Holms Property), and potential production royalty income from wells to be drilled on the Holms Property whose mineral rights are owned by Holms Energy, LLC, and the transfer of all right, title and interest to an Option to Purchase Mineral Rights Agreement related to purchasing additional mineral rights and production royalty income on the Holms Property from a third party for One Million Six Hundred Forty Nine Thousand ($1,649,000) Dollars.  The option may be exercised to purchase the mineral rights assets by the issuance of 40 million shares of common stock by Multisys Language Solutions and the payment of $100,000.  The exercise of the option by Multisys will also involve a change of control of Multisys pursuant to which members of Holms Energy, LLC, will become the majority shareholders of Multisys and the board of directors and management of Multisys will be replaced by nominees of Holms.

If both the offering and the execution of the Asset Purchase Agreement are not completed by August 31, 2010, all funds held will be returned to the investors in the private placement, and the Option to Purchase Asset Agreement will be void.   The expiration date of the Option to Purchase Asset Agreement and the Option to Purchase Mineral Rights Agreement were extended by both parties to November 15, 2010. The current private placement offering has been extended by the Company’s board of directors to November 15, 2010.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common stock

On April 16, 2010, the Company sold 600,000 common shares to one individual for $10,000 in cash.

On June 10, 2010, the Company effected a 3 for 1 forward split of its outstanding common stock.  The record date for the stock split was June 24, 2010. Each outstanding share of common stock was converted into three shares. All share and per share amounts herein have been retroactively restated to reflect this stock split.

On June 28, 2010, the Company initiated a private placement of a minimum of 3,000,000 units and a maximum of 5,000,000 units of its restricted common stock at $0.50 per Unit.  Each Unit consists of two shares of common stock and one common stock purchase warrant that is exercisable at $0.50 per share for a period of three years.  No Units will be sold unless the Company receives and accepts subscriptions for at least 3,000,000 Units on or before November 15, 2010.  All subscription funds will be held in a special account pending the closing of a proposed Asset Purchase Agreement between Multisys Acquisition, Inc. and Holms Energy, LLC. (see Note 4).  During the nine months ended September 30, 2010, the Company received subscriptions for an aggregate of $375,000.

Common Stock Options

On June 25, 2010, the Company increased the total common stock, available in the Company’s 2008 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares.

As of September 30, 2010, no common stock options have been granted.

Common Stock Warrants:

As of  September 30, 2010, the Company has 300,000 common stock warrants outstanding. The 300,000 warrants are exercisable as of  September 30, 2010, have an exercise price of $0.033 and expire June 11, 2011. No common stock warrants were granted, exercised or cancelled during the nine months ended September 30, 2010.

NOTE 6 – RELATED PARTY TRANSACTIONS

Note payable – officer

On November 9, 2009, the Company borrowed $6,500 from its President, Chief Executive Officer and Director. The note is unsecured, matures May 8, 2010 and bears interest at 6% per annum. On April 2, 2010, the note was repaid in full.

On May 28, 2010, the Company borrowed $15,000 from its President, Chief Executive Officer and Director. The note is unsecured, matures November 23, 2010 and bears interest at 6% per annum. The Company made a partial repayment of $2,000 on June 8, 2010 leaving $13,000 outstanding at September 30, 2010.

Consulting services provided by and compensation booked to officer

Consulting services provided by and compensation booked to the President, Chief Executive Officer and Director were $0 and $6,000 for the nine months ended September 30, 2010 and 2009, respectively.

Free office space from the President, Chief Executive Officer and Director

The Company has been provided office space at no cost by the President, Chief Executive Officer and Director.  The management determined that such cost is nominal and did not recognize rent expense in its consolidated financial statements.

NOTE 7 –SUBSEQUENT EVENTS

On November 1, 2010, the Company sold 140,000 common shares at $0.25 per share or $35,000, with 70,000 total warrant shares attached that are exercisable at $.50 per share for three years from the date of the sale, to two accredited investors, one for $10,000 and the other for $25,000.  In conjunction with the private placement, there were no fees, commissions, or professional fees for services payable.

On November 2, 2010, the Company repaid the $13,000 note and accrued interest of $339 owed to its President, Chief Executive Officer and Director.

(b)  Pro Forma Financial Information

Selected Financial Data, Pro Forma Financial Information, Financial Information

The following unaudited pro forma condensed financial information gives effect to the terms of the Asset Purchase Agreement pursuant to which Multisys Acquisition, a wholly-owned subsidiary of Multisys, acquired certain assets from Holms Energy.  The complete financial information for Multisys and its wholly owned subsidiary, Multisys Acquisition, are disclosed in Item 9.01(a).

Following the closing of the Asset Purchase Agreement, Multisys Language Solutions, Inc. changed its name to Bakken Resources, Inc., effective December 10, 2010, and both Holms Energy and Multisys (then Bakken Resources) will continue as separate legal entities.  Following the closing of the Asset Purchase Agreement, Multisys Acquisition, Inc. will change its name to Bakken Development Corp.   Prior to the acquisition of the Holms Assets and the recent private offering of Units at $.50 per unit by Multisys, Multisys and Multisys Acquisition had no substantial assets, nominal operations, and by definition under SEC guidelines, is a public shell company.  Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination.  The historic financial statements of Multisys will be the historic statements of Bakken Resources, Inc. and Bakken Development Corp. (formerly Multisys Acquisition, Inc.).  Pro forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Multisys and Multisys Acquisition, under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined balance sheet is based on the condition of Multisys at the date the private placement closed, and the assets of Holms Energy LLC were acquired by Multisys Acquisition, including the Greenfield Mineral Rights from the exercised Greenfield Asset Purchase Agreement, which was November 26, 2010.  These Pro Forma financial statements give effect to; 1) the infusion of capital derived from the private placement, 2) the exercise of the Option to Purchase Asset Agreement; 3) the execution of the Asset Purchase Agreement between Multisys Acquisition, Inc. and Holms Energy LLC; 4) the exercise of the Option to purchase the Greenfield Assets by Holms energy; and 5) the execution of the Greenfield Asset Purchase Agreement by Holms energy (collectively, the Asset Acquisition).

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the historical financial statements of Multisys and Multisys Acquisition, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

Unaudited Pro Forma Condensed Financial Statements Reflecting the combined financial effect of the Merger as if the Merger had been consummated on September 30, 2010

BAKKEN RESOURCES, INC.
FORMERLY MULTISYS LANGUAGE SOLUTIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	Pro Forma		Pro Forma
	(Unaudited)	Adjustments		Results
ASSETS
CURRENT ASSETS
Cash	$288	$35,000	(e)	$35,288
Restricted cash	375,000	1,170,000	(a)	1,545,000
Offering costs		(146,651)	(d)	(146,651)
Cash required for Holms acquisition		(100,000)	(b)	(100,000)
Cash required for Greenfield Option		(400,000)	(c)	(400,000)
Accounts receivable	4,008			4,008

Total Current Assets	379,296	558,349		937,645

MINERAL RIGHTS AND LEASES IN HOLMS ACQUISITION		100,000	(b)	100,000

MINERAL RIGHTS THROUGH GREENFIELD OPTION		1,649,000	(c)	1,649,000

SOFTWARE RESELLER AGREEMENT, net	7,667			7,667

Total Assets	$386,963	$2,307,349		$2,694,312

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued expenses - offering	375,000	(375,000)	(a)	-
All other current liabilities	31,805			31,805

CURRENT PORTION GREENFIELD INSTALLMENT		120,000	(c)	120,000

Total Current Liabilities	$406,805	$(255,000)		$151,805

LONG TERM PORTION GREENFIELD INSTALLMENT		1,129,000	(c)	1,129,000

Total Liabilities	406,805	874,000		1,280,805

STOCKHOLDERS' DEFICIT:
Common stock, $.001 par value, 100,000,000 shares authorized,
6,157,500 shares issued and outstanding	6,158			6,158
6,180,000 shares issued in private placement		6,180	(a)	6,180
40,000,000 shares issued to Holms Energy		40,000	(b)	40,000
140,000 shares issued in private placement not related to offering		140	(e)	140
Additional paid-in capital	114,842			114,842
6,180,000 shares issued in private placement		1,538,820	(a)	1,538,820
40,000,000 shares issued to Holms Energy		(40,000)	(b)	(40,000)
140,000 shares issued in private placement not related to offering		34,860	(e)	34,860
Offering expenses		(146,651)	(d)	(146,651)
Deficit accumulated during the development stage	(140,842)			(140,842)

Total Stockholders' Deficit	(19,842)	1,433,349		1,413,507
Total Liabilities and Stockholders' Deficit	$386,963	$2,307,349		$2,694,312

See accompanying notes to the financial statements.

NOTES TO PRO FORMA ADJUSTMENTS

Pro forma adjustments on the attached financial statements include the following:
(a)	$1,545,000: to record the total cash received from the private placement offering and the issuing of 6,180,000 shares of restricted common stock and 3,090,000 three year stock purchase warrants.
(b)

40,000,000 shares of restricted common stock to Holms Energy LLC for the acquisition and assignment of the mineral rights and 14 separate mineral leases pertaining to approximately 6,000 acres in Mckenzie County, North Dakota. The mineral leases were valued at $100,000 which represents the original cost basis to Holmes Energy of zero plus the cash portion paid. $100,000 is the cash portion required for the acquisition of Holms Energy, LLC assets.

(c)

$400,000 cash portion required for the acquisition of the Greenfield assets, current portion of installment $120,000, long term portion of installment $1,129,000 plus interest at 5% payable over eight years, which includes  a balloon payment in the amount of $299,000 payable to the seller.

(d)

Less $146,651 offering costs which consists of $32,985 for all legal fees, $33,666 for accounting and printing of Multisys Private Placement Offering, and less $80,000 which represents 10% selling fees.

(e)

140,000 shares of common stock sold at $0.25 per share as a private placement unrelated to the offering  for cash of $35,000 and 70,000 common stock warrants with a three year term exercisable at $0.50 per share.

(f)	Release of the contingent accrued liability related to the restricted cash held in escrow at the successful close of the Private Placement Offering.

(c)  Shell Company Transactions

None

(d)  Exhibits

Exhibit Number	Description
10.1

Asset Purchase Agreement with Holms Energy, LLC entered into on November 26, 2010 (incorporated herein by reference to Form 8-K, Exhibit 10.1, Exhibit B, filed with the Securities and Exchange on October 21, 2010, file # 000-53632).

10.2

Asset Purchase Agreement between Holms Energy, LLC and Evenette and Rocky Greenfield entered into on November 12, 2010 (incorporated herein by reference to Form 8-K, Exhibit 10.2, Exhibit B, filed with the Securities and Exchange on October 21, 2010, file # 000-53632).

10.3

Promissory note with Holms Energy, LLC for $485,000 entered into on November 12, 2010. (incorporated herein by reference to Form 8-K, Exhibit 10.2 filed with the Securities and Exchange on November 18, 2010, file # 000-53632).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTISYS LANGUAGE SOLUTIONS, INC.

Date:	12/02/10	By	/s/ Val M. Holms
Val M. Holms Chief Executive Officer, President